UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. _____)

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Hovnanian Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOVNANIAN ENTERPRISES, INC.
110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

 January 28, 2013
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Tuesday, March 12, 2013, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m., Eastern Time.

In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2012) to each of those shareholders. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our Annual Meeting. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

We anticipate that the Notice will be mailed to our shareholders on or about January 28, 2013, and will be sent by electronic mail to our shareholders who have opted for such means of delivery on or about January 28, 2013.

All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of paper proxy materials, including a proxy card. As in the past, shareholders of record of Class B Common Stock held in nominee name will only be able to vote by returning the enclosed proxy card in the envelope provided for this purpose or by voting in person at the Company’s 2013 Annual Meeting.

Attached to this letter is a Notice of Annual Meeting of Shareholders and Proxy Statement, which describes the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

We sincerely hope you will be able to attend and participate in the Company’s 2013 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours,

Ara K. Hovnanian Chairman of the Board

PROXY VOTING METHODS

If at the close of business on January 22, 2013, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on March 11, 2013 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Registered Shareholders of Class B Common Stock:

BY INTERNET

•	Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.

BY MAIL

•	Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

•	Mailed proxy cards must be received no later than March 11, 2013 to be counted for the Annual Meeting.

Shareholders of Record of Class B Common Stock held in Nominee Name:

•	Nominees of shareholders of Class B Common Stock may only appoint proxies by signing, dating and returning the enclosed proxy card in the envelope provided.

•
Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than 3 nor more than 20 business days prior to March 12, 2013.

YOUR VOTE IS IMPORTANT — THANK YOU FOR VOTING

HOVNANIAN ENTERPRISES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, March 12, 2013, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. for the following matters:

1.
The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;

2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2013;

3.	To approve an amendment to the Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Class A Common Stock;

4.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock;

5.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers; and

6.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5.

Only shareholders of record at the close of business on January 22, 2013 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the fiscal year ended October 31, 2012.

To ensure your shares are voted, if you are a shareholder of Class A Common Stock or a registered shareholder of Class B Common Stock, you may vote your shares over the Internet, by telephone, or by requesting a paper proxy card to complete, sign and return by mail. These voting procedures are described on the preceding page and on the proxy card.

If you are a shareholder of record of Class B Common Stock held in nominee name, you may only appoint proxies to vote your shares by signing, dating and returning the enclosed proxy card in the envelope provided.

All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the preceding page and the proxy card.

By order of the Board of Directors,

MICHAEL DISCAFANI Secretary
January 28, 2013

If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Michael Discafani, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

TABLE OF CONTENTS

Page
GENERAL	1
VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	3
(1) ELECTION OF DIRECTORS	4
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS	7
(2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM	9
(3) APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK	9
(4) APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK	12
(5) ADVISORY VOTE ON EXECUTIVE COMPENSATION	14
THE COMPENSATION COMMITTEE	16
COMPENSATION DISCUSSION AND ANALYSIS	18
Executive Summary	18
Compensation Philosophy and Objectives	22
Fiscal 2012 Compensation Elements and Compensation Mix	24
Details of Compensation Elements	25
Actions for Fiscal 2013	35
Tax Deductibility and Accounting Implications	36
Timing and Pricing of Stock Options	36
Stock Ownership Guidelines	36
EXECUTIVE COMPENSATION	37
Summary Compensation Table	37
Grants of Plan-Based Awards in Fiscal 2012	41
Outstanding Equity Awards at Fiscal 2012 Year-End	44
Option Exercises and Stock Vested in Fiscal 2012	47
Nonqualified Deferred Compensation for Fiscal 2012	47
Potential Payments Upon Termination or Change-in-Control Table	49
NON-EMPLOYEE DIRECTOR COMPENSATION	51
THE AUDIT COMMITTEE	56
THE AUDIT COMMITTEE REPORT	57
FEES PAID TO PRINCIPAL ACCOUNTANT	57
PRINCIPAL ACCOUNTANT INDEPENDENCE	58
CORPORATE GOVERNANCE	58
OVERSIGHT OF RISK MANAGEMENT	59
LEADERSHIP STRUCTURE	60
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	60
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 12, 2013	62
GENERAL	62
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING	63

HOVNANIAN ENTERPRISES, INC.
110 WEST FRONT STREET
P.O. BOX 500
RED BANK, NEW JERSEY 07701

PROXY STATEMENT

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us”, or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof.

Shares represented by properly executed proxies that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made in an executed proxy, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies for the Board of Directors’ slate of directors, for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the fiscal year ending October 31, 2013, for the amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, for the amendment to the Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock, for the approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers and on any other matters as recommended by the Board of Directors, unless contrary instructions are given.

Any person may revoke a previously designated proxy before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by (i) delivering written notice of revocation to Michael Discafani, Secretary, provided such statement is received no later than March 11, 2013, (ii) voting again by Internet or telephone at a later time before the closing of voting facilities at 11:59 p.m. (Eastern Time) on March 11, 2013, (iii) submitting a properly signed proxy card with a later date that is received no later than March 11, 2013 or (iv) revoking your proxy and voting in person at the 2013 Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2013 Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2013 Annual Meeting will not by itself revoke a proxy.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has set January 22, 2013 as the record date for the 2013 Annual Meeting of Shareholders.   As of the close of business on the record date, the outstanding voting securities of the Company consisted of 124,169,406 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 14,658,151 shares of Class B Common Stock, each share entitling the holder thereof to ten votes, provided that specified ownership criteria have been met. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock, which represent the classes of the Company’s voting stock.

The following table sets forth as of January 22, 2013, (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group.  The table does not include ownership with respect to our 7.25% Tangible Equity Units because none of the individuals or groups listed below has any beneficial ownership of such securities.

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1) (3)
	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Directors, Nominees for Director, Named Executive Officers and Directors and Executive Officers as a Group
Ara K. Hovnanian (4)	3,786,237	3.05%	1,856,314	12.05%	—	—
Robert B. Coutts	135,799	0.11%	—	—	—	—
Edward A. Kangas	231,217	0.19%	—	—	—	—
Joseph A. Marengi	111,512	0.09%	—	—	—	—
Brad G. O’Connor	38,895	0.03%	—	—	—	—
Vincent Pagano Jr.	—	—	—	—	—	—
Thomas J. Pellerito	1,223,668	0.98%	—	—	—	—
John J. Robbins	160,705	0.13%	—	—	—	—
J. Larry Sorsby	274,302	0.22%	—	—	—	—
David G. Valiaveedan	26,105	0.02%	—	—	2,000	0.04%
Stephen D. Weinroth	279,309	0.22%	4,500	0.03%	—	—
All Directors and executive officers as a group (10 persons)	13,395,141	10.71%	8,999,460	58.41%	2,000	0.04%

Holders of More Than 5%
Estate of Kevork S. Hovnanian (5)	6,596,543	5.31%	3,255,251	22.21%	—	—
Peter S. Reinhart as Trustee of the Sirwart Hovnanian 1994 Marital Trust (6)	—	—	5,210,091	35.54%	—	—
Hovnanian Family 2012 L.L.C. (7)	970,849	0.78%	3,883,395	26.49%	—	—

(1)
The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be outstanding. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days of January 22, 2013, whether or not in-the-money, include the following: A. Hovnanian (0), R. Coutts (67,900), E. Kangas (106,700), J. Marengi (48,300), B. O’Connor (27,500), V. Pagano (0), T. Pellerito (220,000), J. Robbins (110,030), J. Sorsby (150,000), D. Valiaveedan (15,002), S. Weinroth (168,273), and all Directors and executive officers as a group (933,705). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days of January 22, 2013, whether or not in-the-money, include the following: A. Hovnanian (750,000).

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series B Junior Preferred Stock for a purchase price of $35.00 per share. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)
Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days of January 22, 2013, held by the applicable Director, nominee, executive officer, group or other holder.

(3)	Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.

(4)
Includes 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family-related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 195,274 shares of Class B Common Stock held by Mr. Hovnanian’s wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in such other accounts and trusts.  Of the shares of Class A Common Stock beneficially held by Mr. Hovnanian, 1,995,397 shares have been pledged as collateral for a loan with Deutsche Bank, and 1,337,505 shares have been pledged as collateral for a loan with Morgan Stanley, both of which loans remain outstanding.

(5)
Includes 6,156,543 shares of Class A Common Stock and 3,255,251 shares of Class B Common Stock held by the Executors of the Estate of Kevork S. Hovnanian, deceased (the “Estate of Kevork S. Hovnanian”). Ara K. Hovnanian is special purpose Executor with respect to investments in the Company and, accordingly, the shares held by the Estate of Kevork S. Hovnanian are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian's separate figures of beneficial ownership. Also includes 440,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian, wife of the Company’s deceased Chairman Kevork S. Hovnanian. The business address of each of the Executors is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(6)
Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and, as such, has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as of the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust.

(7)
Represents 970,849 shares of Class A Common Stock and 3,883,395 shares of Class B Common Stock held by the Hovnanian Family 2012 L.L.C. (the “2012 LLC”).  Ara K. Hovnanian is the special purpose manager with respect to investments in the Company and, accordingly, the shares held by the 2012 LLC are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figure of beneficial ownership. The business address of the 2012 LLC is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company’s executive officers, directors, persons who beneficially own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2012, all the Reporting Persons complied with all applicable filing requirements.

(1) ELECTION OF DIRECTORS

The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Certificate of Incorporation requires that, at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.

Under the rules of the New York Stock Exchange (the “NYSE”), listed companies of which more than 50% of the voting power for the election of directors is held by an individual, group or other entity are not required to have a majority of independent directors, as defined by NYSE rules, or to comply with certain other requirements. Because Mr. A. Hovnanian, the Estate of Kevork S. Hovnanian, the Limited Partnership established for members of his family and family trusts hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE.  However, the Company does not avail itself of any of the exemptions afforded to controlled companies under the NYSE rules. This may change in the future at the Company’s discretion.

The Board of Directors has determined that a Board of Directors consisting of the seven nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Certificate of Incorporation as well as the rules of the NYSE.  The Board of Directors has also determined that Messrs. Coutts, Kangas, Marengi, Pagano, and Weinroth are independent as defined under the Company’s Certificate of Incorporation and the NYSE rules.  In reaching its determination that Mr. Pagano is independent under applicable standards, the Corporate Governance and Nominating Committee and the Board of Directors considered that he was a partner with Simpson Thacher & Bartlett LLP until his retirement on December 31, 2012.  Simpson Thacher & Bartlett LLP has provided, and continues to provide, legal services to the Company.

The following individuals have been recommended to the Board of Directors by the Corporate Governance and Nominating Committee and approved by the Board of Directors to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. Mr. Robbins, a current director, is not standing for re-election at the 2013 Annual Meeting of Shareholders.  Mr. Robbins will serve through the remainder of his term, which will end at the Company’s 2013 Annual Meeting of Shareholders.  The Board of Directors thanks Mr. Robbins for his many years of service to the Company.  Mr. Pagano has been nominated as Mr. Robbins’ successor to the Board of Directors.

In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors
Name	Age	Company Affiliation	Year First Became a Director
Ara K. Hovnanian	55	President, Chief Executive Officer, Chairman of the Board & Director	1981
Robert B. Coutts	62	Director	2006
Edward A. Kangas	68	Director	2002
Joseph A. Marengi	59	Director	2006
Vincent Pagano Jr.	62	Director Nominee	—
J. Larry Sorsby	57	Executive Vice President, Chief Financial Officer & Director	1997
Stephen D. Weinroth	74	Director	1982

Board of Directors — Composition

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. As discussed below under “Corporate Governance and Nominating Committee” beginning on page 8, a slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. In the case of a vacancy on the Board of Directors (other than one resulting from removal by shareholders), the Corporate Governance and Nominating Committee will identify individuals believed to be qualified candidates to serve on the Board of Directors and will recommend any director nominees to the full Board of Directors for election.  The Board of Directors will then approve a director nominee to fill the vacancy on the Board of Directors.  In identifying candidates for Director, the Corporate Governance and Nominating Committee and the Board of Directors take into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members that may be made in connection with the self-examinations described below under “Corporate Governance and Nominating Committee” beginning on page 8, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors such bodies consider appropriate. Although the Company has no formal policy regarding diversity, the charter of the Corporate Governance and Nominating Committee includes a statement that it and the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience, expertise, gender, race and culture.  As mentioned above, the Corporate Governance and Nominating Committee and the Board of Directors include diversity as one of several criteria that they consider in connection with selecting candidates for the Board of Directors. The Board of Directors seeks to ensure that it is composed of members whose particular background, expertise, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below on pages 5 and 6. In particular, with regard to Mr. Coutts, the Corporate Governance and Nominating Committee and the Board of Directors considered his strong background in the manufacturing sector, believing that his experience with a large multinational corporation engaged in the manufacture of complicated products is invaluable in evaluating the multiple integrated processes in the homebuilding business and also valuable in performance management and other aspects of the Company.  With regard to Mr. Kangas, the Corporate Governance and Nominating Committee and the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries. With regard to Mr. Marengi, the Corporate Governance and Nominating Committee and the Board of Directors considered his strong background in the technology sector, because new technologies and their cost and benefit analyses are important factors in the success of the Company. With regard to Mr. Pagano, the Corporate Governance and Nominating Committee and the Board of Directors considered his significant experience, expertise and background with regard to legal and capital markets matters, including the broad perspective brought by his experience in advising clients in the homebuilding industry and many other diverse industries.  With regard to Mr. Weinroth, the Corporate Governance and Nominating Committee and the Board of Directors considered his many years of experience in the investment banking field, which are very valuable to the Company as it continues to evaluate its debt profile and capital structure and various financing and refinancing alternatives. With regard to Mr. Hovnanian, our Chief Executive Officer and Chairman of the Board, the Corporate Governance and Nominating Committee and the Board of Directors considered his more than thirty years of experience with the Company. With regard to Mr. Sorsby, our Chief Financial Officer, the Corporate Governance and Nominating Committee and the Board of Directors considered his more than twenty years of experience with the Company.

Board of Directors — Nominees’ Biographies

Mr. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. Hovnanian joined the Company in 1979 and has been a Director of the Company since 1981 and was Vice Chairman from 1998 through November 2009. In November 2009, he was elected Chairman of the Board following the death of Kevork S. Hovnanian, the chairman and founder of the Company and the father of Mr. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and COO of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Directors of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972 to 1993, and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corp., is on the Board of Directors of Stanley Black and Decker (NYSE), as well as the Pall Corporation (NYSE), and is also a member of the Board of Overseers, College of Engineering, Tufts University. He is a Member of the Chapter of the National Cathedral.  He was elected as a Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Compensation Committee.

Mr. Kangas was the Global Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from December 1989 to May 2000, when he retired. He also serves on the Boards of Directors of United Technologies Corp. (NYSE), Tenet Healthcare Corporation, Inc. (NYSE), and Intuit, Inc. (NASDAQ). He was on the Board of Directors of Electronic Data Systems, Inc. (NYSE) from 2004 to 2008 and AllScripts, Inc. (NASDAQ) (and, prior to its merger with AllScripts, Inc., Eclipsys Corporation (NASDAQ)) from 2004 to 2012. Mr. Kangas is the past Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of Hovnanian Enterprises, Inc. in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Marengi, from July 2007 to March 2012, served as a Venture Partner for Austin Ventures. Prior to that date, Mr. Marengi served as senior vice president for the Commercial Business Group of Dell Inc. (NASDAQ). In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. He is also an outside Director for Quantum Corporation (NYSE) and sits on the Board of Entorian Technologies, Inc. (formerly, the OTC Markets). Mr. Marengi was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2006 and is member of the Company’s Corporate Governance and Nominating Committee.

Mr. Pagano was a partner at Simpson Thacher & Bartlett LLP until his retirement at the end of 2012. He was the head of the firm’s capital markets practice from 1999 to 2012, and, before that, administrative partner of the firm from 1996 to 1999.  He was a member of the firm’s executive committee during nearly all of that period.  He also serves on the Board of Directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners (NYSE MKT).  Mr. Pagano serves on the Engineering Advisory Council of Lehigh University.

Mr. Sorsby has been Chief Financial Officer of Hovnanian Enterprises, Inc. since 1996, and Executive Vice President since November 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997.  He is Chairman of the Board of Visitors for Urology at The Children’s Hospital of Philadelphia (“CHOP”) and also serves on the Institutional Advancement Committee at CHOP.

Mr. Weinroth was from 2003 to mid-2008 a Managing Member of Hudson Capital Advisors, LLC and since then he has been an advisor to Coral Reef Capital Partners, a successor firm to some of the Hudson Capital employees.

He is Chairman of the Board (Emeritus) of Core Laboratories, N.V. (NYSE), a global oil field service company where he had previously been Chairman from 1994 through 2001. From l989 to 2003, he served as Co-Chairman and head of the Investment Committee of First Britannia Mezzanine, N.V., a European private investment firm. He is presently Chairman of the Central Asia Education Foundation, a successor to the Central Asian-American Enterprise Fund, to which he was appointed by the President of the United States. Mr. Weinroth has been Chairman of four NYSE-listed companies and Chief Executive of three of them.

He is also a Trustee and the immediate past Chairman of The Joyce Theatre Foundation, Inc., and a Trustee of the Paul Taylor Dance Foundation as well as a Board member of the Flea Theater. Mr. Weinroth has been a Director of Hovnanian Enterprises, Inc. since 1982, is Chairman of the Company's Compensation Committee and Corporate Governance and Nominating Committee, and is a member of its Audit Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended October 31, 2012, the Board of Directors held four regularly scheduled meetings and one telephonic meeting. In addition, Directors considered Company matters and had communications with the Chairman of the Board of Directors and others outside of formal meetings. During the fiscal year ended October 31, 2012, each Director attended 100% of the meetings of the Board of Directors and at least 95% of the meetings of its Committees on which such Director served. Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy with respect to attendance. All of the members of the Board of Directors attended the Annual Meeting of Shareholders held on March 27, 2012.

Audit Committee

For fiscal 2012, the members of the Audit Committee of the Board of Directors were Messrs. Kangas, Robbins and Weinroth. The Board of Directors has determined that all of the members of the Audit Committee meet the standards for independence in our Certificate of Incorporation, which is available on our website at www.khov.com under “SEC Filings/Quarterly Filings/09-08-08 Filing Date,” and the independence requirements mandated by the NYSE listing standards.

The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.khov.com under “Investor Relations/Corporate Governance.”  During the fiscal year ended October 31, 2012, the Audit Committee met on three occasions and held eight telephonic meetings. The Audit Committee also authorizes staffing and compensation of the Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. In fiscal 2012, the Audit Department issued eight traditional audit reports and performed 16 reviews pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee

            The members of the Compensation Committee of the Board of Directors during fiscal 2012 were Messrs. Weinroth, Kangas and Coutts. The Board of Directors has determined that all of the members of the Compensation Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards.  The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at www.khov.com under “Investor Relations/Corporate Governance.”

            The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses and other forms of executive compensation for the Company’s senior executives, key management employees and non-employee Directors, and is active in other compensation and personnel areas as the Board of Directors from time to time may request.  In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act, and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended. For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below. During the fiscal year ended October 31, 2012, the Compensation Committee met on four occasions and held no telephonic meetings.

 Corporate Governance and Nominating Committee

            The Company has established a Corporate Governance and Nominating Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. The members of the Corporate Governance and Nominating Committee of the Board of Directors during fiscal 2012 were Messrs. Weinroth, Kangas and Marengi. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards.

The Corporate Governance and Nominating Committee is currently chaired by Mr. Weinroth. The Corporate Governance and Nominating Committee is responsible for corporate governance matters, and reviewing and recommending nominees for the Board of Directors, succession planning and other Board-related policies. The Corporate Governance and Nominating Committee also oversees the annual performance evaluation of the Board of Directors and its Committees, the Board’s periodic review of the Company’s Corporate Governance Guidelines (“Guidelines”) and compliance with the Company’s Related Person Transaction Policy. During the fiscal year ended October 31, 2012, the Corporate Governance and Nominating Committee met on three occasions and held no telephonic meetings.

The Guidelines require that each Director prepares annually an assessment of each Board committee on which such Director serves as well as of the full Board of Directors as to the effectiveness of each committee and the full Board of Directors and any recommendations for improvement.  The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at www.khov.com under “Investor Relations/Corporate Governance,” and the Guidelines may be found at the same website address under “Investor Relations/Corporate Governance.”

In conducting its nomination function, among other factors, the Corporate Governance and Nominating Committee generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors as more fully described under “Election of Directors – Board of Directors – Composition” above.

The Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2014 Annual Meeting” below.   The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. Possible nominees to the Board of Directors may be suggested by any Director and given to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may seek potential nominees and engage search consultants to assist it in identifying potential nominees. The Corporate Governance and Nominating Committee adopted an amendment to its charter in November 2009 affirming its belief that diversity is an important factor to consider in evaluating potential nominees. The Corporate Governance and Nominating Committee recommends to the Board of Directors a slate of nominees for the Board of Directors for inclusion in the matters to be voted upon at the Annual Meeting. The Company’s Restated By-laws provide that Directors need not be shareholders. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors.

As of the 120th calendar day prior to March 27, 2013, the Board of Directors had not received any recommendation for the nomination of a candidate to the Board of Directors by any shareholder or group of shareholders that at such time held more than 5% of the Company’s voting stock for at least one year.

VOTE REQUIRED

The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires that each director be elected by a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2013 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership and certain family trusts have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

(2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The selection of an independent registered public accounting firm to examine financial statements of the Company to be made available or transmitted to shareholders and to be filed with the SEC for the fiscal year ending October 31, 2013 is submitted to this Annual Meeting of Shareholders for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representatives so desire.

VOTE REQUIRED

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2013 requires the majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, present in person or by proxy at the 2013 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership and certain family trusts have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

(3) APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

On December 14, 2012, subject to shareholder approval, the Board authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock (the “Class A Common Stock”) from 200,000,000 shares to 400,000,000 shares (the “Class A Amendment”). Pursuant to Proposal 4, we are separately proposing an increase to our authorized Class B Common Stock, but we are not proposing an increase to the number of authorized shares of Preferred Stock.

If approved by shareholders, the Class A Amendment would be reflected in an Amended and Restated Certificate of Incorporation of Hovnanian Enterprises, Inc., and the first paragraph of paragraph Fourth of our Certificate of Incorporation would be amended to provide as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 430,100,0001 shares, of which 400,000,000 shares shall be Class A Common Stock having a par value of one cent ($0.01) per share, 30,000,0002 shares shall be Class B Common Stock having a par value of one cent ($0.01) per share and 100,000 shares shall be Preferred Stock having a par value of one cent ($0.01) per share.”

If the shareholders approve the proposed amendment, it will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates doing as soon as practicable following shareholder approval.

The newly authorized shares of Class A Common Stock will have all the rights and privileges of the shares of Class A Common Stock presently authorized. Therefore, approval of this proposal and any subsequent issuance of additional shares of Class A Common Stock would not affect your current rights as a shareholder, except for any dilutive effects of a potential increase in the number of outstanding shares of Class A Common Stock to, among other things, earnings per share, book value per share and the voting power of current holders of our Class A Common Stock.

Reasons for the Proposal

Our Board believes that the number of shares of Class A Common Stock that is available for issuance is not sufficient. We are currently authorized to issue 200,000,000 shares of Class A Common Stock.  As of January 22, 2013, 124,169,406 shares of Class A Common Stock were issued and outstanding and 66,552,739 shares of Class A Common Stock were reserved (1) for conversions of our Class B Common Stock into shares of Class A Common Stock, (2) for the issuance upon exercise of outstanding stock options and stock awards, (3) for stock options and stock awards that may be granted in the future under our stock option or other incentive programs and (4) for stock that may be issued upon settlement or exchange of our outstanding equity-linked securities.  As a result, there are currently only 9,277,855 shares of Class A Common Stock available, including shares held in Treasury, for other purposes.

The Board believes that it is advisable and in the Company’s and its shareholders’ best interests to have a greater number of authorized shares of Class A Common Stock in order to maintain the Company’s flexibility to use its capital stock for business and financing purposes in the future.  The additional shares will be available for issuance from time to time at the discretion of the Board, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by NYSE rules), for any proper corporate purpose including, among other things, capital-raising and deleveraging transactions, investment opportunities, to issue under stock option or other incentive programs, to attract and retain talented personnel and for other value-creating opportunities and strategic transactions.  The Board believes that the proposed increase in the Company’s authorized Class A Common Stock will provide a sufficient number of shares available to maintain the flexibility necessary to pursue the foregoing and other opportunities in the foreseeable future.

The Board believes that prudent corporate governance includes the Company having a sufficient number of authorized but unissued shares of Class A Common Stock available for various purposes, and the Board regularly evaluates the Company’s needs and opportunities to utilize shares of the Company’s Class A Common Stock.  In recent years, the Company has been focused on evaluating its debt profile, capital structure and various financing and refinancing alternatives and has successfully completed several deleveraging transactions, including with issuances of Class A Common Stock and securities which may be settled or exchanged for Class A Common Stock.  These issuances represent the primary use of the Class A Common Stock over the past few years.

The Company has no current plans, and there are currently no agreements or arrangements to issue any of the additional shares of Class A Common Stock that would be authorized by the proposed Class A Amendment.  However, if shareholders approve the proposed Class A Amendment, the additional authorized shares would give the Board more flexibility in responding to a variety of corporate opportunities, including those discussed above, which, if they become available, are likely to require prompt action on our part. The Board believes that the increase in the authorized number of shares of Class A Common Stock will enable the Company to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with convening a special meeting to obtain shareholder approval at that time (unless otherwise required by regulatory agencies or by NYSE rules).

1  The Company will have the authority to issue a total of 460,100,000 shares of all classes of stock if Proposal 4 is also approved.

2  The Company will have the authority to issue a total of 60,000,000 shares of Class B Common Stock if Proposal 4 is approved.

Possible Effects of the Increase in Class A Common Stock

The Company has not proposed the increase in the number of authorized shares of Class A Common Stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company.  The Company currently has in effect a shareholder approved rights plan that is not designed to protect shareholders against the possibility of a hostile takeover.  Instead, it is meant to preserve shareholder value and the value of certain tax assets primarily associated with net loss carryforwards and built-in losses under Section 382 of the Internal Revenue Code of 1986, as amended. The proposed Class A Amendment does not change any of the existing terms of the rights plan.

The increase in the authorized number of shares of Class A Common Stock and the subsequent issuance of such shares could, however, have the effect of delaying or preventing a change of control of the Company without further action by shareholders. Shares of authorized and unissued Class A Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or by increasing the voting power of persons who would support the Board in a potential takeover scenario. However, this proposal is not made in response to any effort of which we are aware to accumulate our stock or to obtain control of us, nor do we have a present intent to use the additional shares of authorized Class A Common Stock to oppose a hostile takeover attempt or to delay or prevent changes in control of management.  In addition, members of the Hovnanian family, including Ara Hovnanian, the Chairman of our Board, President and Chief Executive Officer, have the power to cast a majority of the votes that can be cast by the holders of all our currently outstanding common stock, voting together, through personal holdings, the Limited Partnership, family trusts and shares held by the Estate of Kevork S. Hovnanian.

You will not realize any dilution in your percentage ownership or your voting rights as a result of increasing our authorized Class A Common Stock.  In the absence of future issuances of our Class A Common Stock to you, issuances of additional shares of our Class A Common Stock in the future would dilute your percentage ownership and the voting power of the outstanding shares of our Class A Common Stock. In addition, the issuance of additional shares of our Class A Common Stock (or even the potential issuance) may have a depressive effect on the market price of our Class A Common Stock.  Shareholders do not have preemptive rights, which means that they do not have the right to purchase shares in any future issuance of Class A Common Stock in order to maintain their proportionate equity interests in the Company.

VOTE REQUIRED

Approval of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock requires the affirmative vote of the holders, represented in person or by proxy at the 2013 Annual Meeting, of (1) a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, and (2) a majority of the votes cast by the shareholders of Class A Common Stock.  In determining whether this proposal has received the requisite number of affirmative votes, abstentions will have no effect on the outcome because they are not considered votes cast. Approval of the Class A Amendment is not conditioned on the approval of the Class B Amendment described in Proposal 4.

If our shareholders approve the proposed Class A Amendment, it will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which we anticipate doing as soon as practicable following shareholder approval. However, if our shareholders approve the proposed Class A Amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares of Class A Common Stock would remain at current levels.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership and certain family trusts have informed the Company that they intend to vote in favor of this proposal.

Our Board of Directors recommends that shareholders vote FOR the approval of the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.

(4) APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK

On December 14, 2012, subject to shareholder approval, the Board authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock (the “Class B Common Stock”) from 30,000,000 shares to 60,000,000 shares (the “Class B Amendment”). Pursuant to Proposal 3, we are separately proposing an increase to our authorized Class A Common Stock, but we are not proposing an increase to the number of authorized shares of Preferred Stock.

If approved by shareholders, the Class B Amendment would be reflected in an Amended and Restated Certificate of Incorporation of Hovnanian Enterprises, Inc., and the first paragraph of paragraph Fourth of our Certificate of Incorporation would be amended to provide as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 260,100,0003 shares, of which 200,000,0004 shares shall be Class A Common Stock having a par value of one cent ($0.01) per share, 60,000,000 shares shall be Class B Common Stock having a par value of one cent ($0.01) per share and 100,000 shares shall be Preferred Stock having a par value of one cent ($0.01) per share.”

If the shareholders approve the proposed amendment, it will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates doing as soon as practicable following shareholder approval.

The newly authorized shares of Class B Common Stock will have all the rights and privileges of the shares of Class B Common Stock presently authorized.  Therefore, approval of this proposal and any subsequent issuance of additional Class B Common Stock would not affect your current rights as a shareholder, except for any dilutive effects of a potential increase in the number of outstanding shares of Class B Common Stock to, among other things, earnings per share, book value per share and the voting power of holders of our Class B Common Stock.

Reasons for the Proposal

The Company is a family enterprise that has been in operation since 1959, and the Company has maintained a shareholder approved dual-class capital structure since 1992. The Board established this structure as part of its philosophy to foster continuity and stability in the Company’s operations.

The Board continues to believe that it important to the Company’s continued and future development to provide for continuity of direction and management and to maintain stability in the Company’s relationships with its lenders, suppliers, contractors and others who are important to the conduct of the Company’s business. The Board also believes that the Hovnanian family’s direction and management of the Company and the stability in the Company’s relationships with others fostered by their control have been crucial to the growth and success of the Company over its history and will continue to be so in the future.

In light of the benefits to the Company of the continuity of share ownership and control of the Hovnanian family, the Board believes that it is advisable and in the best interests of the Company and its shareholders to maintain the relative proportion of the Class B Common Stock to the Class A Common Stock.  If Proposal 3 is approved, we would be authorized to issue 400,000,000 shares of Class A Common Stock.  Therefore, approval of the Class B Amendment would maintain the proportion of authorized Class A Common Stock and Class B Common Stock as it currently stands and enable the Company to pursue the initiatives described in Proposal 3.

3  The Company will have the authority to issue a total of 460,100,000 shares of all classes of stock if Proposal 3 is also approved.

4  The Company will have the authority to issue a total of 400,000,000 shares of Class A Common Stock if Proposal 3 is approved.

The Company has historically issued Class B Common Stock to the Hovnanian family in connection with equity awards and with the anticipation that the Class B Common Stock would be held for investment.  Under the terms of the Company’s Certificate of Incorporation, transfers of Class B Common Stock are restricted to certain permitted transferees (otherwise each share of Class B Common Stock would be converted into Class A Common Stock on a share-for-share basis) and, if the Class B Common Stock is held in nominee name, the beneficial owner of the Class B Common Stock is required to make representations that such holder has held continuously since the date of issuance in order to receive the benefit of the Class B Common Stock voting.  Absent such representations, each share of Class B Common Stock would carry the same number of votes as a share of Class A Common Stock.

Possible Effects of the Increase in Class B Common Stock

The Company has not proposed the increase in the number of authorized shares of Class B Common Stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company.  The Company currently has in effect a shareholder approved rights plan that is not designed to protect shareholders against the possibility of a hostile takeover.  Instead, it is meant to preserve shareholder value and the value of certain tax assets primarily associated with net loss carryforwards and built-in losses under Section 382 of the Internal Revenue Code of 1986, as amended. The proposed Class B Amendment does not change any of the existing terms of the rights plan.

The increase in the authorized number of shares of Class B Common Stock and the subsequent issuance of such shares could, however, have the effect of delaying or preventing a change of control of the Company without further action by shareholders.  Shares of authorized and unissued Class B Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or by increasing the voting power of persons who would support the Board in a potential takeover scenario. However, this proposal is not made in response to any effort of which we are aware to accumulate our stock or to obtain control of us, nor do we have a present intent to use the additional shares of authorized Class B Common Stock to oppose a hostile takeover attempt or to delay or prevent changes in control of management.   In addition, members of the Hovnanian family, including Ara Hovnanian, the Chairman of our Board, President and Chief Executive Officer, have the power to cast a majority of the votes that can be cast by the holders of all our currently outstanding common stock, voting together, through personal holdings, the Limited Partnership, family trusts and shares held by the Estate of Kevork S. Hovnanian.

You will not realize any dilution in your percentage ownership or your voting rights as a result of increasing our authorized Class B Common Stock.  Issuances of additional shares of our Class B Common Stock in the future would dilute your percentage ownership and the voting power of the outstanding shares of our Class A Common Stock. In addition shareholders do not have preemptive rights.

VOTE REQUIRED

Approval of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock requires the affirmative vote of the holders, represented in person or by proxy at the 2013 Annual Meeting, of (1) a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, and (2) a majority of the votes cast by the shareholders of Class B Common Stock.  In determining whether this proposal has received the requisite number of affirmative votes, abstentions will have no effect on the outcome because they are not considered votes cast.  Approval of the Class B Amendment is not conditioned on the approval of the Class A Amendment described in Proposal 3.

If our shareholders approve the proposed Class B Amendment, it will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which we anticipate doing as soon as practicable following shareholder approval. However, if our shareholders approve the proposed Class B Amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares of Class B Common Stock would remain at current levels.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership and certain family trusts have informed the Company that they intend to vote in favor of this proposal.  Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the approval of the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock.

 (5) ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed on pages 18 to 50.

 In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders in which a substantial majority of our shareholders (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years, the Board of Directors initially decided that the Company would hold, in accordance with the vote of an overwhelming majority, a triennial advisory vote on the compensation of named executive officers, which vote would next take place at the Company’s 2014 Annual Meeting of Shareholders.  However, we have voluntarily elected to hold our next “say-on-pay” vote at this 2013 Annual Meeting of Shareholders.

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 18 to 36, as well as the discussion regarding the Compensation Committee on pages 16 and 17.

As we discuss in the Compensation Discussion and Analysis section, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of the Company’s employees. The Company’s compensation system plays a significant role in the Company’s ability to attract, retain and motivate the highest quality associates in a difficult market. The principal underpinnings of the Company’s compensation system are an acute focus on performance, shareholder alignment, sensitivity to the relevant market place, and a long-term orientation.

The Compensation Committee ties increases or decreases in overall compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During more recent years when the Company’s performance has been lower due in part to the economic downturn and recession particularly in the housing industry, the Compensation Committee’s policies and actions have significantly lowered overall compensation.  These policies and actions include:

•
Significant reductions in annual bonus opportunity, where, on average, the maximum award for all named executive officers is approximately 92% lower than the maximum award during the last ten years and approximately 39% lower than the maximum award during the last four years;

•
Focus on improving EBITDA through a bonus component for our Chairman of the Board, President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer and our Chief Operating Officer that is only earned if EBITDA improvement performance goals are met;

•	Focus on a return to profitability and lowering net debt over a three-year performance period through a long-term incentive award for all named executive officers in fiscal 2010;

•
Policy of generally targeting a fixed number of stock options rather than a specific option value as part of the annual compensation program (since the number of stock options generally was not increased as stock prices in the homebuilding industry declined, the value of stock option grants to our named executive officers has declined significantly); and

•	Reduction in shareholder dilution through the Compensation Committee’s active management of both equity award levels and the number of shares available for new equity awards.

The text of the resolution in respect of this proposal is as follows:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement relating to the Company’s Annual Meeting of Shareholders to be held on March 12, 2013, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

The Board recommends that shareholders vote FOR approval of this resolution.

THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least four times a year to discuss industry trends with regard to overall compensation issues and consults with outside compensation consultants as needed. The Committee is governed by its Charter which is available on the Company’s public website (www.khov.com).

Areas of Responsibility

The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

•
Reviewing, at least annually, the salaries, bonuses and other forms of compensation, including stock option grants, for the Company’s senior executives (which include the Chairman of the Board, President and Chief Executive Officer (the “CEO”),  the Executive Vice President and Chief Financial Officer (the “CFO”), the Chief Operating Officer (the “COO”) and the other named executive officers (“NEOs”) for whom compensation is reported in the tables below);

•	Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;

•	Participating in the review of compensation of other designated key employees of the Company;

•
Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), severance agreements, executive perquisites, and forms of equity grants to all employees and non-employee directors;

•	Fostering good corporate governance practices as they relate to executive compensation; and

•
Reviewing, at least annually, as part of the Board of Directors’ oversight responsibilities, the Company's compensation program and reports from the Company’s CFO regarding his assessment of whether there are any compensation risks that are reasonably likely to result in a material adverse effect on the Company (see "Oversight of Risk Management" below).  In addition, the Committee regularly considers business and compensation risks as part of its process for establishing performance goals and determining incentive awards for each of the NEOs.

These areas of responsibilities are discussed in more detail below under “Compensation Discussion and Analysis.”  During the fiscal year ended October 31, 2012, the members of the Committee were all “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Review Process for the Named Executive Officers

The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs.

At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits and discretionary bonus awards, if any, for the NEOs.

In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the CEO and the CFO. Each of these individuals often provides the Committee with insight on the individual and overall performance of executives (other than with respect to himself), including the achievement of personal objectives, if any, rather than relying solely on the Company’s financial performance measures in determining their compensation.  The CEO and CFO are not present for the Committee’s evaluation of their individual performance. The Committee also reviews and analyzes the compensation of the named executive officers of the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”), discussed further below.  The Committee may engage outside compensation consultants in relation to various compensation issues.  The Committee may also instruct a compensation consultant to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value in the context of a challenging business environment.  Notwithstanding any input from compensation consultants, the Committee has the sole discretion to make all final decisions related to NEO compensation.

Outside Compensation Consultant and No Conflicts of Interest

For fiscal 2012, the Committee engaged Pearl Meyer & Partners (“PM&P”) as the Committee’s outside compensation consultant to provide certain services related to executive and non-employee Director compensation.  PM&P does not provide any other services to the Company unless approved by the Committee, and no such services were provided in fiscal 2012.  After considering the relevant factors, the Company has determined that no conflicts of interest have been raised in connection with the services PM&P performed for the Company in fiscal 2012. In fiscal 2012, PM&P assisted the Committee with its review of the Company’s annual bonus and long-term incentive plans for the NEOs as well as its review of the compensation program for the non-employee directors.

The Committee’s primary objective in engaging PM&P has been to obtain advice and feedback related to maintaining programs that provide compensation opportunities for executives within the median range of the competitive homebuilder Peer Group for comparable financial performance and PM&P also provided assistance to the Committee in fostering an overall compensation program as discussed above.

The Committee weighs the advice and feedback from its compensation consultant and the members of the Board of Directors, as well as the views of and information gathered by the members of management it has consulted in conjunction with its review of other information the Committee considers relevant when making decisions or making recommendations to the full Board of Directors regarding executive compensation.

Board Communication

The Company’s Board of Directors is updated at least quarterly of any compensation decisions or recommendations made by the Committee and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair
Robert B. Coutts
Edward A. Kangas

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended October 31, 2012, the members of the Compensation Committee were Messrs. Weinroth, Kangas, and Coutts. Each of Messrs. Weinroth, Kangas, and Coutts are non-employee Directors, were never officers or employees of the Company or any of its subsidiaries and did not have any relationships requiring disclosure under Item 404 of Regulation S-K during fiscal 2012. None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served on our Board of Directors or our Compensation Committee during fiscal 2012.

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

Company Performance in Fiscal 2012

Beginning in the second quarter of fiscal 2012, the Company began to see positive operating trends, which continued into the third and fourth quarters of fiscal 2012.  Below are some highlights for fiscal 2012:

•	Total revenues for fiscal 2012 were $1.5 billion, up 30.9% from $1.1 billion during all of fiscal 2011;

•
During fiscal 2012, the dollar value of net contracts, including unconsolidated joint ventures, increased 43.9% to $1.9 billion compared with $1.3 billion for fiscal 2011, and the number of net contracts increased 30.1% to 5,838 homes compared with 4,488 homes in the previous year;

•	During fiscal 2012, deliveries, including those in our unconsolidated joint ventures, were 5,356 homes compared with 4,216 homes during fiscal 2011, representing an increase of 27.0%;

•
Contract backlog as of October 31, 2012, including that in our unconsolidated joint ventures, was $742.2 million for 2,145 homes, which was an increase of 34.4% and 29.0%, respectively, compared to October 31, 2011;

•	During all of fiscal 2012, homebuilding gross margin percentage, before interest expense included in cost of sales, was 17.8% compared with 15.6% in 2011;

•
During all of fiscal 2012, total selling, general and administrative expenses were $190.3 million, or 12.8% of total revenues, compared with $211.4 million, or 18.6% of total revenues, for fiscal 2011;

•
The Company refinanced $797 million of secured senior notes during the fourth quarter of fiscal 2012, which reduces annual cash interest payments by approximately $17 million and extends the maturity of the refinanced debt from 2016 until 2020; and

•	The fiscal year-end closing price of a share of Class A Common Stock increased 199% compared to 2011.

Best Practices

•
Pay-for-Performance:  The Compensation Committee (“Committee”) ties increases or decreases in overall compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During more recent years when the Company’s performance has been lower due in part to the economic downturn and recession, which is particularly significant in the housing industry, the overall compensation has been lower.  The Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonus opportunities. In its selection of metrics to measure bonus achievement, the Committee has selected metrics to correspond to the financial needs of the Company during the relevant period. During periods of profitability, the bonus metrics were focused on profitability and return on shareholders’ equity measures. During recent periods when there was little or no likelihood of profits, bonus metrics were focused on opportunities that would reduce the Company’s debt obligations and improve cash flow and liquidity to enable the Company to weather the difficult economic conditions and return to profitability.

The following graph demonstrates the link between the CEO’s annual realized pay and the Company’s Total Shareholder Return (“TSR”).  Annual realized pay includes salary, annual bonus, perquisites and other compensation plus the realized value of options exercised and shares vesting during the fiscal year.

(1)
The TSR Index measures the change in the Company's stock price relative to fiscal 2006.  The index for each fiscal year is determined by comparing the fiscal year-ending stock price to the ending stock price in fiscal 2006 which is set at 100.

•
Emphasis on Long-Term Value Creation and Retention:  The Committee seeks to align the interests of management with the long-term interests of the shareholders by granting a significant portion of the total compensation in the form of stock options that increase in value as the Company’s financial performance improves.  The Committee also seeks to retain management through the utilization of compensation methods that require executives to be employed through various vesting periods in order to receive the full financial benefits of stock option grants that vest over multiple years, deferred shares as part of an annual bonus, and the Long-Term Incentive Program implemented in fiscal 2010.

•
Maintaining Appropriate Peer Group:  In constructing the Peer Group, the Committee selected those companies that compete directly with the Company in the homebuilding industry, are of comparable size and complexity in operations to the Company and are generally in the markets in which the Company competes. The Committee reviews the composition of the Peer Group on an annual basis and makes adjustments, if needed.  The Committee reviews the executive compensation of the Peer Group companies and seeks to award total compensation opportunity for our NEOs near the median of the Peer Group, with variation in actual compensation earned both above and below the median, depending on performance.

•
No Excise Tax Gross-Ups, SERPs or Defined Benefit Plans:  The Company does not maintain employment or other agreements that provide contractual rights to employees upon termination of employment (other than upon death or disability), except for the change in control severance agreements the Company entered into with Messrs. O’Connor and Valiaveedan in January 2012 discussed below and in footnote (5) to the “Potential Payments Upon Termination Or Change-In-Control Table,” and the Company does not provide excise tax gross-ups, supplemental executive retirement plans or defined benefit pension plans for any NEOs.

•
Maintenance and Enforcement of Stock Ownership Guidelines: The Board of Directors has established stock ownership guidelines pursuant to which the CEO, CFO and COO are requested to achieve and maintain recommended minimum levels of stock ownership as set forth below under “Stock Ownership Guidelines.”

•
Perquisites:  The Committee has provided NEOs only a few perquisites in addition to typical medical, dental and life insurance benefits.  The Company limits the personal use of Company automobiles and its fractional aircraft share, reimbursement for country club dues and personal income tax preparation and accounting services to the CEO.  Our perquisites do not include any tax gross-ups.

Compensation Decisions for Fiscal 2012

The Committee’s compensation decisions for fiscal 2012 reflected a conservative approach to fixed pay elements (base salary), the achievement of pre-established goals (annual bonuses) and long-term equity awards well below median of the Peer Group in view of the challenging business environment and the Company’s stock performance in such environment.

•
Base Salaries:   The CEO and CFO received no base salary increase for fiscal 2012.  The remaining three NEOs received a salary increase.  In December 2011, the Committee approved fiscal 2012 increases for Messrs. Pellerito, Valiaveedan and O’Connor.  The increases for Messrs. Pellerito and Valiaveedan were approved in order to move them closer to the Peer Group median and, in the case of Mr. Valiaveedan, to further align him with the median level for the broad-based compensation survey data (as described further under “Compensation Philosophy and Objectives – Peer Group Considerations”).  Mr. O’Connor received an increase as a result of his promotion to Vice President — Chief Accounting Officer and Corporate Controller.  See “Details of Compensation Elements – Base Salaries” below for additional information on base salaries.

•
Annual Bonuses:  Consistent with the achievement of specified financial or personal objectives, fiscal 2012 bonuses were paid to all NEOs.  Bonuses for the CEO, CFO and COO were the same as for fiscal 2011.    Bonuses for the other NEOs increased in proportion to the amount of their annual salary increases, as their bonus calculations are a percentage of base salary.  Additional details are described below under “Details of Compensation Elements – Annual Bonuses – Regular Bonuses.”

•
Discretionary Bonuses:  Discretionary bonuses were awarded to Mr. O’Connor and Mr. Valiaveedan in fiscal 2013 in respect of their performance in fiscal 2012, as described further under “Details of Compensation Elements – Annual Bonuses – Discretionary Bonuses.”

•
Long-Term Awards, including stock options and participation in the Long-Term Incentive Program (described below):  Grants of equity awards made to NEOs in fiscal 2012 and the annualized target value of the Company’s Long-Term Incentive Program fell considerably below median Peer Group long-term incentive compensation levels.  The Long-Term Incentive Program was implemented in fiscal 2010 as a multi-year award with a three-year performance period (fiscal 2011-2013), with additional vesting conditions in fiscal 2014 and 2015.  In fiscal 2012, the Committee determined that stock options granted in June 2012 to the CEO, CFO and COO would have an exercise price 33 1/3% above the closing stock price on the grant date.  In determining to grant options with an exercise price at this premium level, the Committee sought to provide a stronger link with increased shareholder value, as these executives have more significant responsibility for the Company’s long-term strategy as compared to the other NEOs.  The Committee also determined to increase the number of options awarded in recognition of the premium pricing and its determination that the CEO, CFO and COO’s long-term incentive values on the grant date (including recent annual option grants and the annualized fiscal 2010 value of the LTIP at target, discussed below) were considerably below the median value of long-term incentive awards granted to the Peer Group chief executive officers, chief financial officers and chief operating officers.  Additional details are described below under “Details of Compensation Elements – Stock Grants.”

•
Change in Control and Severance Agreements:  In January 2012, the Company entered into change in control severance protection agreements with Messrs. O’Connor and Valiaveedan.  The Committee considers the continued services of these key executives whose skills are not specifically tied to the homebuilding industry to be in the best interests of the Company and its shareholders.  The agreements are designed to reinforce and encourage their continued attention and dedication to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company.  These agreements provide benefits following a change in control only if the executive is terminated involuntarily or terminates with Good Reason.  Neither of these agreements provide for excise tax gross-ups. The provisions of such agreements are described below under “Potential Payments Upon Termination Or Change-In-Control Table.”

•
Impact on CEO Total Direct Compensation:  The following graphs compare fiscal 2012 CEO total direct compensation (the sum of base salary, annual bonus/incentive and long-term incentive awards, excluding all other compensation elements) to the most recently published Peer Group median data available to the Committee when finalizing fiscal 2012 CEO compensation.

(1)
Reflects the most recently published Peer Group Median data available to the Committee when finalizing fiscal 2012 CEO compensation. Note that the annual incentive and long-term incentive compensation levels for two of the eleven peer group CEOs reflected in the Peer Group Median were substantially lower than their prior year levels because these CEOs were no longer serving in such positions during or just after the end of the year for which the data was gathered.  Had these two CEOs been excluded from the Peer Group CEO Median, the Peer Group CEO Median would have been higher and, consequently, the CEO’s Total Direct Compensation would have been further below the Peer Group CEO Median Total Direct Compensation.

(1)
Reflects the most recently published Peer Group Median data available to the Committee when finalizing fiscal 2012 CEO compensation. Note that the annual incentive and long-term incentive compensation levels for two of the eleven peer group CEOs reflected in the Peer Group Median were substantially lower than their prior year levels because these CEOs were no longer serving in such positions during or just after the end of the year for which the data was gathered. Had these two CEOs been excluded from the Peer Group CEO Median, the Peer Group CEO Median would have been higher and, consequently, the CEO’s Total Direct Compensation would have been further below the Peer Group CEO Median Total Direct Compensation.

2. COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.

The six primary objectives that the Committee considers in making compensation decisions are discussed below, as are our other philosophies and mechanisms for determining compensation. In making compensation-related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program

The Company’s primary objectives for compensating its executives are as follows:

1.	To fairly compensate its executives in a manner that is appropriate with respect to their performance, level of responsibilities, abilities and skills;

2.	To offer compensation that guides, motivates, retains and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals;

3.	To align the executive’s interests with the interests of the shareholders;

4.
To maintain competitive pay opportunities for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive;

5.	To safeguard that the reward system is appropriately designed in the context of a challenging business environment; and

6.	To ensure that compensation plans do not incentivize a level of risk that is reasonably likely to have a material adverse effect on the Company.

Tailored Compensation

Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the very unique roles played by each of the NEOs for whom compensation is reported in the tables below, and the Committee seeks to individually tailor their compensation packages to align their pay mix and pay levels with their contributions to, and positions within, the Company. For example:

•
CEO, CFO and COO: The compensation package of the CEO, Mr. Ara K. Hovnanian, the CFO, Mr. J. Larry Sorsby, and the COO, Mr. Thomas J. Pellerito, differ from that of the other NEOs due to their unique roles and elevated set of responsibilities. Because the CEO, CFO and COO make executive decisions that influence the direction, stability and profitability of the Company, their overall compensation is intended to strongly align with objective financial measures of the Company.

•
Other NEOs: The Company’s Vice President — Chief Accounting Officer and Corporate Controller, Mr. Brad G. O’Connor, and Vice President — Finance and Treasurer, Mr. David G. Valiaveedan, have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions. Therefore, overall compensation levels for these NEOs reflect both objective financial measures of the Company and the attainment of personal objectives (as determined by the Committee, which may consult with the CFO, the CEO and other members of senior management).

Variable Incentive Compensation and Discretionary Awards

The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives), the value of which reflects the Company’s financial and stock performance. For executives who report to the CFO, including Messrs. O’Connor and Valiaveedan, the variable compensation elements also include personal performance objectives. For all executive officers, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards in “special circumstances” as described on page 31 under “Discretionary Bonuses.”

Peer Group Considerations

As context for setting the compensation levels for the CEO, CFO and COO in fiscal 2012, the Committee considered the compensation levels and practices of its Peer Group companies. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies: (1) Beazer Homes USA, Inc.; (2) D.R. Horton, Inc.; (3) KB Home; (4) Lennar Corporation; (5) M.D.C. Holdings, Inc.; (6) Meritage Homes Corporation; (7) NVR, Inc.; (8) Pulte Homes, Inc.; (9) Ryland Group, Inc.; (10) The Standard Pacific Corp.; and (11) Toll Brothers, Inc. The companies in the Peer Group are the same as those used in fiscal 2011 and were selected by the Committee, in consultation with PM&P and management, because of their comparable business profile. In particular, the Company’s revenue size relative to the companies in the Peer Group and the presence of the Peer Group companies in the Company’s markets were considered the most relevant factors for selection of peer companies within the homebuilding industry. The Committee will continue to review the appropriateness of the Peer Group composition.  For the other NEOs, the Committee places equal or greater weight on its consideration of internal pay equity, an evaluation of individual performance contributions and other factors described in detail below.

The Committee relies heavily on Peer Group comparisons for the CEO, CFO and COO.  Because only four of the 11 Peer Group companies report data for a chief operating officer position, the Committee may also review broad-based compensation survey data for the COO.  The Committee periodically reviews the compensation for the other NEOs relative to the Peer Group and broad-based compensation survey data, with consideration of internal pay relationships in years when market benchmarking is not conducted. The Committee does not consider the specific participants in the broad-based compensation survey data to be a material factor in its review.  The Committee believes that a review of market survey data periodically (but not necessarily every year) is sufficient for these positions based on their roles and historical compensation levels. The Committee considered broad-based market survey data in connection with its fiscal 2012 compensation determinations.

Consideration of Market Conditions

In determining overall compensation for all the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during difficult market conditions.  In addition, in establishing compensation levels, the Committee takes into consideration competitive market pressures, both within and outside of the homebuilding industry.

Since late 2006, the homebuilding industry has been impacted by a lack of consumer confidence, increasing home foreclosure rates, large supplies of resale and new home inventories, and more restrictive lending standards for homebuyers, resulting in weak demand for new homes, slower sales, higher than normal cancellation rates, and increased price discounts and other sales incentives to attract homebuyers. Beginning in the second quarter of fiscal 2012, the Company began to see positive operating trends, which continued into the third and fourth quarters of fiscal 2012.  See “Executive Summary” for highlights of the Company’s performance in fiscal 2012.

During fiscal 2012, the Committee sought to emphasize improving EBITDA without limiting management’s ability to strategically deploy cash, such as for repurchasing debt and making land purchases, in anticipation of the initial stages of recovery in the homebuilding industry.  As a result, the Committee approved the same bonus metrics for fiscal 2012 as in fiscal 2011, except that the cash balances component was removed.   For fiscal 2012, the CEO and CFO salaries remained the same as in fiscal 2011.  The salaries of the COO, Mr. Thomas Pellerito, Vice President — Chief Accounting Officer and Corporate Controller, Mr. Brad G. O’Connor, and Vice President — Finance and Treasurer, Mr. David G. Valiaveedan, were increased by 10%, 8.5% and 5.3%, respectively, over fiscal 2011.  The salary increases for Messrs. O’Connor and Valiaveedan resulted in a corresponding increase in the dollar amount of their bonus opportunity for fiscal 2012.  The adjustments for Messrs. Pellerito and Valiaveedan were made to provide better alignment with the compensation of comparable positions in the Peer Group and, for Mr. Valiaveedan, to further align him with the median level in the broad-based compensation survey data.  Mr. O’Connor’s base salary was increased as a result of his promotion to Vice President — Chief Accounting Officer and Corporate Controller.

In setting fiscal 2012 compensation, the Committee determined that stock options granted in June 2012 to the CEO, CFO and COO would have an exercise price 33 1/3% above the closing stock price on the grant date in connection with an increase in the number of options awarded for the reasons discussed above under “Executive Summary – Compensation Decisions for Fiscal 2012.”

Say-on-Pay and Say-on-Frequency Votes

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders at which a substantial majority of our shareholders (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years, the Board of Directors initially decided that the Company would hold, in accordance with the vote of an overwhelming majority, a triennial advisory vote on the compensation of named executive officers, which would next take place at the Company’s 2014 Annual Meeting of Shareholders.  However, we have voluntarily elected to hold our next “say-on-pay” vote at this 2013 Annual Meeting of Shareholders.   We currently expect the next advisory vote on the frequency of shareholder votes on executive officer compensation to occur at the Company’s 2017 Annual Meeting of Shareholders.

The Board of Directors thoughtfully considers the opinions expressed by shareholders through their votes, periodic meetings and other communications, and believes that shareholder engagement leads to enhanced governance practices.  During fiscal 2012, the Company conducted proactive investor outreach programs, including attending 10 investor conferences and meeting one-on-one with more than 250 investors.  Additionally, the Company periodically engages investors to discuss specific matters of importance to shareholders.  For example, in March 2012, the CFO contacted several major institutional shareholders to obtain feedback regarding the Company’s compensation philosophy and pay levels for which he received positive feedback.

3. FISCAL 2012 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance

There are five main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.     Base salaries;
2.     Annual bonuses;
3.     Stock grants (for example, stock options and restricted stock unit awards);
4.     Long-Term Incentive Program (“LTIP”) (described below) (payable in both cash and stock); and
5.     Other employee benefits, including limited perquisites.

Compensation Mix

Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, annual bonuses, stock grants and LTIP awards) opportunity consists of variable compensation – that is, the ultimately realized compensation on an annualized basis is dependent on either Company or individual performance. Of the elements of Total Direct Compensation, base salary is fixed compensation, while annual bonuses, stock grants, and LTIP awards are variable compensation. An important part of each NEO’s compensation package consists of stock options, the ultimate value of which is tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value.

The intent of the Committee for fiscal 2012 was to maintain variable compensation opportunity as a significant percentage of Total Direct Compensation opportunity for all NEOs and to maintain its approximate level from year to year. In addition, the Committee intends for Total Direct Compensation and the level of variable compensation realized to align with the median level of the Peer Group in years when the Company performs at median levels compared to the Peer Group. From fiscal 2007 through fiscal 2012, the percentage of variable compensation received by the Company’s NEOs had declined from historical levels because total bonus amounts ultimately received by NEOs were zero for the CEO for fiscal 2007 and significantly lower than historical amounts for all NEOs from fiscal 2007 through fiscal 2012.  Fiscal 2012 bonus amounts, on average, were approximately 92% lower than the highest award for these NEOs during the last ten years.  In fiscal 2012, the Committee also awarded stock grants to each of the NEOs, as discussed below, at values that were lower than historical levels even when considering the greater number of options awarded to the CEO, CFO and COO with an exercise price 33 1/3% above the closing stock price on the grant date.  The value of the fiscal 2012 stock grants were also well below the Peer Group median long-term incentive values for the CEO, CFO and COO and well below the Peer Group and broad-based compensation survey median for the other NEOs.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which normally includes stock option and/or restricted stock unit awards and deferred share awards granted in lieu of cash for a portion of total bonus amounts.  Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Long-term compensation is intended to foster long-term commitment by the executive, employee-shareholder alignment and improved long-term shareholder value.  From fiscal 2009 through fiscal 2012 there were no deferred shares awarded to NEOs due to the reduced amount of the overall bonuses for each NEO as compared to more profitable years, and the bonus amounts were paid 100% in cash.  In fiscal 2010, the Committee also adopted a special LTIP for the named executive officers and other key senior executives of the Company, as discussed below.

The average long-term compensation amounts (including stock and option grants at their grant date fair value and the LTIP award annualized at target) as a percent of Total Direct Compensation for fiscal years 2008 through 2012 for the CEO and CFO were 48% and 34%, respectively.  The average long-term compensation amount (including stock and option grants at their grant date fair value and the LTIP award annualized at target) as a percent of Total Direct Compensation for fiscal years 2010 through 2012 for the COO (who was promoted to his current position in fiscal 2010) was 36%.  The average long-term compensation amounts as a percent of Total Direct Compensation for Messrs. O’Connor and Valiaveedan are lower than the CEO, CFO and COO because, while the Committee believes it is important for these executives to be compensated in part based on the long-term performance of the Company, they have less direct influence on the long-term financial success of the Company as compared to the CEO, CFO and COO.

4. DETAILS OF COMPENSATION ELEMENTS

Base Salaries

Base salaries are intended to reward executives for their day-to-day contributions to the Company. The Committee believes that base salaries within the competitive median range are necessary to retain the Company’s executive talent pool, and it determined that the fiscal 2012 base salaries of the Company’s executive officers were necessary to retain their services.

Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on factors that may include individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions involving the Company’s Peer Group or broad-based compensation survey data if comparable data were unavailable from the Peer Group companies, as well as other factors such as cost of living and internal pay relationships with other executives.

•
CEO: For fiscal 2007 through 2012, the CEO did not receive any adjustments in his existing annual base salary. This reflects the Company’s budget cuts and downsizing due to industry conditions. Based on discussions with PM&P and peer group market data gathered by management, the Committee determined that the CEO’s fiscal 2012 base salary was near the median base salary level of other chief executive officers at Peer Group companies.

•
CFO: For fiscal 2011 and 2012, the CFO did not receive any adjustments in his annual base salary.  The Committee determined that the CFO’s fiscal 2012 base salary was near the median base salary level of other chief financial officers at Peer Group companies.

•
COO: For fiscal 2012, the COO received a 10% increase in his annual base salary to move him closer to the Peer Group median. Notwithstanding that increase, the Committee determined that Mr. Pellerito’s base salary remains below the median base salary level of other chief operating officers at Peer Group companies.

•
Other NEOs: For fiscal 2012, Mr. O’Connor received an 8.5% salary increase as a result of his promotion to Vice President – Chief Accounting Officer and Corporate Controller and Mr. Valiaveedan received a 5.3% salary increase to move him closer to the Peer Group median and to further align him with the median level in the broad-based compensation survey data.

Annual Bonuses

Regular Bonuses

The Company provides each of the NEOs with an opportunity to earn annual bonuses, which are intended to reward executives for the attainment of short-term financial objectives and, in the case of some NEOs, individual performance objectives. Fiscal 2012 bonus awards were made pursuant to the Company’s amended and restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”) and the 2012 Hovnanian Enterprises, Inc. Stock Incentive Plan (“2012 Plan”), each of which is a shareholder approved plan, although no stock-based awards were paid as part of the fiscal 2012 bonus awards under either plan.

Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent.  For fiscal 2012, as in fiscal years 2009 through 2011, the earned bonuses for the NEOs were paid 100% in cash.

The regular annual bonus opportunities in fiscal 2012 for each of the NEOs are shown in the following table.  The performance goals for each NEO are discussed below.

	CEO	CFO	COO	Vice President — Chief Accounting Officer and Corporate Controller	Vice President — Finance and Treasurer
Return on Average Common Equity ("ROACE") (1)	% of Pre-tax Income based on ROACE	$ Bonus based on ROACE	N/A	$ Bonus based on ROACE	$ Bonus based on ROACE
EBITDA Improvement	$ Bonus based on EBITDA Improvement	$ Bonus based on EBITDA Improvement	$ Bonus based on EBITDA Improvement	N/A	N/A
Positive Pre-tax Profit in Both the Third and Fourth Fiscal Quarters (1)	N/A	N/A	$ Bonus based on achievement of Positive Pre-tax Profit in Both the Third and Fourth Fiscal Quarters	N/A	N/A
Tailored Personal Objectives	N/A	N/A	N/A	$ Bonus based on achievement of specific goals	$ Bonus based on achievement of specific goals
Formula	Total award is greater of ROACE or EBITDA improvement factors, with maximum of $949,500	Total award is greater of ROACE or EBITDA improvement factors, with maximum of $350,000	Total award is sum of EBITDA improvement and Positive Pre-tax Profit factors, with a maximum of $350,000	Total award is sum of ROACE and personal objectives factors, with maximum of 30% of base salary	Total award is sum of ROACE and personal objectives factors, with maximum of 25% of base salary

(1)  Based on fiscal 2012 results, payments under the ROACE and Positive Pre-tax Profit in Both the Third and Fourth Fiscal Quarters award components were zero.

Historically, annual bonuses for the CEO and the CFO have been linked to a measure of the Company’s return on average equity (ROACE, as the current example), a common industry practice. For fiscal 2011, for the CEO and CFO, the bonus formula component related to net debt was changed to a calculation based on earnings before interest, taxes, depreciation and amortization (“EBITDA”) improvement and cash balances.  During fiscal 2012, the Committee sought to emphasize improving EBITDA without limiting management’s ability to strategically deploy cash, such as for repurchasing debt and making land purchases, in anticipation of the initial stages of recovery in the homebuilding industry.  As a result, the Committee approved the same bonus metrics for fiscal 2012 as in fiscal 2011, except that the cash balances component was removed. The COO’s fiscal 2012 bonus opportunity was based in part on the same EBTIDA improvement goals and was also based on the Company achieving positive pre-tax profit in both the third and fourth quarters of fiscal 2012 in order to provide an additional incentive to achieve pre-tax profitability given his oversight of homebuilding operations.  The Committee believes that the goals established for fiscal 2012, which are described below, supported the financial objectives of the Company and were set at levels that were challenging, but attainable.  Furthermore, the maximum bonus levels for the CEO and CFO were capped at no more than the actual 2011 bonus amounts earned.  The COO’s maximum bonus level was capped at $350,000, which included an additional $100,000 bonus opportunity compared to fiscal 2011 related to the pre-tax profit component of his bonus formula.

Specifically, the bonus formulas for the CEO and the CFO for fiscal 2012 provided that bonuses would be equal to the greater of (a) the executive’s bonus formula based on the Company’s ROACE and (b) the bonus formula based solely on the Company’s EBITDA improvement. “ROACE” is defined as “net income” (as described below) divided by “average common equity” (stockholders’ equity less preferred stock at the beginning of the fiscal year and at the end of each fiscal quarter during the year divided by five). “EBITDA improvement” is defined as the difference between the EBITDA reflected in the Company’s fiscal 2012 financial statements, excluding gains or losses on extinguishment of debt, inventory impairment losses and land option write-offs, and the Company’s EBITDA reflected in its fiscal 2011 financial statements.  The Committee used this EBITDA improvement measure because it believed it was appropriate to exclude from the bonus formula items outside management’s control (e.g., impairments driven by a declining market) and it did not want to discourage management from making capital structure improvements (e.g., debt extinguishments, which could result in gains or losses on the extinguishment of debt).  However, if fiscal 2012 EBITDA had not been adjusted, the bonuses earned by the CEO, CFO and COO under the EBITDA improvement component of the annual bonus would still have been the same.  While the EBITDA component of the bonus formula for the CEO, CFO and COO in prior years compared adjusted EBITDA to EBITDA in the preceding year, for fiscal 2013, the EBITDA component of the bonus formulas for these NEOs is structured so that it will require improvement in adjusted EBITDA in fiscal 2013 over fiscal 2012 adjusted EBITDA in order for the CEO, CFO and COO to be eligible for the same or increased bonus levels under this component of the fiscal 2013 bonus formula compared to their earned fiscal 2012 bonuses.  Specifically, the Committee determined that the fiscal 2013 EBITDA component of the bonus formulas for the CEO, CFO and COO will be based on achieving targeted levels of the Company’s adjusted EBITDA for fiscal 2013, which levels have been set in reference to fiscal 2012 adjusted EBITDA.  The fiscal 2013 bonus formulas for the NEOs are described in more detail below under “Actions for Fiscal 2013.”

For fiscal 2012, the COO’s bonus formula was based in part on EBITDA improvement.  Mr. Pellerito also had the opportunity to earn an additional $100,000 if the Company achieved positive Pre-tax Profit in both the third and fourth quarters of fiscal 2012.  For this purpose, “Pre-tax Profit” is defined as earnings (loss) before income taxes as reflected on the Company’s consolidated financial statements, excluding gains or losses on extinguishment of debt, inventory impairment losses and land option write-offs.

For fiscal 2012, the bonus formulas for Messrs. O’Connor and Valiaveedan remained the same as their fiscal 2011 formulas.  Messrs. O’Connor and Valiaveedan have, as result of their respective positions, less direct influence on the Company’s strategic and operational decisions compared to the CEO, CFO and COO, and, therefore, their bonus formulas do not include an EBITDA improvement component. Specifically, these NEOs’ fiscal 2012 bonus formulas provided, as in fiscal 2011, that bonuses would be based on both (a) a formula based on the Company’s ROACE and (b) the attainment of tailored personal objectives.

Fiscal 2012 bonus formulas for each of the NEOs are further tailored as set forth below and are assessed annually. For all of the ROACE bonus formulas discussed below for each of the NEOs, “net income” used in calculating ROACE is after taxes and preferred dividends and, at the Committee’s discretion, excludes land charges.

Since fiscal 2007, the NEOs have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2012, the Company’s ROACE did not meet this threshold, so there were no resulting retention bonuses earned for this year.

The following description provides detail as to the determination of each NEO’s annual bonus. Due to the reduced amount of the bonuses as compared to more profitable years, all bonuses were paid in 100% in cash.  In addition, for fiscal 2012, each NEO’s bonus was subject to a cap, which the Committee has increased for fiscal 2013 bonuses and intends to consider removing or further increasing in future fiscal years as the Company’s financial results improve as they did in fiscal 2012.  See “Actions for Fiscal 2013.”

•
CEO: The CEO’s bonus formula for fiscal 2012 provided for a bonus award equal to the greater of (a) a fixed percentage of pre-tax income based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s EBITDA improvement, with his final bonus not to exceed $949,500, the amount of his annual bonus for fiscal 2011. The methodology underlying the ROACE portion of the formula was historically designed to yield an annual bonus that would result in a Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance as well as supporting the financial objectives of the Company.  Prior to fiscal 2009, there was no imposed cap on the CEO’s bonus.  The Committee intends to consider removing or increasing the cap as the Company’s financial results improve.

FOR THE CEO, THE BONUS FORMULA WAS THE GREATER OF:

(a) ROACE Calculation Method*

ROACE percentage	% Pre-tax Income
0.0%	0.00%
5.0%	1.00%
10.0%	1.25%
15.0%	1.50%
20.0%	2.00%

*
The bonus is interpolated on a linear basis between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of 0.10% of pre-tax income per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but was capped at $949,500 and was also subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) EBITDA Improvement Calculation Method*

EBITDA Improvement (millions)	$0.0	$37.5	$75.0
Bonus (thousands)	$0.0	$474.8	$949.5

*	The bonus is interpolated on a linear basis between the points shown in the table. The bonus was capped at $949,500, and was also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula above, because there was no payment under the ROACE component and EBITDA Improvement was $213.8 million, which significantly exceeded the maximum performance level, Mr. Hovnanian earned a cash bonus equal to the cap of $949,500, which was entirely attributed to the EBITDA Improvement Calculation Method of his bonus formula.

•
CFO: The CFO’s bonus formula for fiscal 2012 provided for a bonus amount equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE and (b) a fixed dollar amount based on the Company’s EBITDA improvement, with his final bonus not to exceed $350,000, the amount of the annual bonus for fiscal 2011. The ROACE portion of the formula was historically designed to yield an annual bonus that would result in a Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance.  Prior to fiscal 2009, there was no imposed cap on the CFO’s bonus. The Committee intends to consider removing or increasing the cap as the Company’s financial results improve.

FOR THE CFO, THE BONUS FORMULA WAS THE GREATER OF:

(a) ROACE Calculation Method*
ROACE percentage	Bonus (thousands)
0.0%	$0.0
4.7% 5.0% 10.0% 15.0% 20.0% 25.0%	$350.0

*
The bonus is interpolated on a linear basis between the first two percentage points shown in the table, but was capped at $350,000 and was also subject to the maximum payment under the Short-Term Incentive Plan.

AND

(b) EBITDA Improvement Calculation Method*

EBITDA Improvement (millions)	$0.0	$37.5	$75.0
Bonus (thousands)	$0.0	$175.0	$350.0

*	The bonus is interpolated on a linear basis between the points shown in the table. The bonus was capped at $350,000, and was also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula and the ROACE and EBITDA Improvement results described above, Mr. Sorsby earned a cash bonus equal to the cap of $350,000, which was entirely attributed to the EBITDA Improvement Calculation Method of his bonus formula.

•
COO: The COO’s bonus formula for fiscal 2012 provided for a bonus amount equal to a fixed dollar amount based on the Company’s EBITDA improvement, with his EBITDA improvement bonus not to exceed $250,000, the amount of the annual bonus for fiscal 2011.  Mr. Pellerito also had the opportunity to earn an additional $100,000 bonus if the Company achieved positive Pre-tax Profit (as defined above) in both the third and fourth quarters of fiscal 2012.  The Committee intends to consider removing or increasing the COO’s total bonus cap of $350,000 as the Company’s financial results improve.

FOR THE COO, THE BONUS FORMULA WAS BOTH:

(a) EBITDA Improvement Calculation Method*

EBITDA Improvement (millions)	$0.0	$37.5	$75.0
Bonus (thousands)	$0.0	$125.0	$250.0

*
The bonus is interpolated on a linear basis between the points shown in the table.  The EBITDA improvement bonus was capped at $250,000 and was also subject to the maximum payout under the Short-Term Incentive Plan.

AND

(b) Pre-tax Profit in Third and Fourth Fiscal Quarters*

Pre-tax Profit	Greater than zero in both third and fourth quarters
Bonus (thousands)	$100.0

*	The Pre-tax Profit bonus was capped at $100,000 and was also subject to the maximum payout under the Short-Term Incentive Plan.

Based on the bonus formula and the EBITDA Improvement results described above and the fact that the Company did not achieve positive Pre-tax Profit (as defined above) in both the third and fourth quarters of fiscal 2012, Mr. Pellerito earned a cash bonus equal solely to the EBITDA improvement bonus cap of $250,000.

•
Other NEOs: Fiscal 2012 incentive opportunities for Messrs. O’Connor and Valiaveedan were based on a combination of Company performance and individual performance factors that were within each of these executives’ control and that would have a positive impact on the Company. Therefore, the bonus program for these NEOs targeted the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives, and, for fiscal 2012, the total bonuses payable under both components were capped at 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas (the caps were 30% and 25% of base salary, respectively).  The Committee intends to consider removing or increasing the caps as the Company’s financial results improve.

FOR OTHER NEOs, THE BONUS FORMULA WAS BOTH:

(a) Calculation Method – for Achievement of Financial Performance Measure*

ROACE Percentage	Brad O’Connor	David Valiaveedan
0.0%	$0	$0
5.0%	10% of base salary	15% of base salary
10.0%	20% of base salary	30% of base salary
15.0%	40% of base salary	40% of base salary
20.0%	60% of base salary	50% of base salary

*
The bonuses are interpolated on a linear basis between the points shown in the table. The total bonuses payable under both components were capped at 50% of the maximum percentages of base salary these NEOs could otherwise achieve under the personal objectives portion of their respective bonus formulas (the caps were 30% and 25% of base salary, respectively) and were subject to the maximum bonus payable under the Short-Term Incentive Plan.

AND

(b) Calculation Method – for Meeting Personal Objectives Measure*

Goals	Brad O’Connor	David Valiaveedan
Threshold	Up to 20% of base salary	Up to 30% of base salary
Target	Up to 40% of base salary	Up to 40% of base salary
Outstanding	Up to 60% of base salary	Up to 50% of base salary

*
 “Threshold,” “target,” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, and are used for internal evaluation purposes only. As stated above, the total bonuses payable under both components were capped at 50% of the maximum percentages of base salary these NEOs could otherwise achieve under the personal objectives portion of their respective bonus formulas (the caps were 30% and 25% of base salary, respectively) and were subject to the maximum bonus payable under the Short-Term Incentive Plan.

 Mr. O’Connor’s fiscal 2012 personal objectives included implementing controls, either systemic or manual, for the segregation of assets among the groups of entities securing the Company’s secured bonds; providing support to operating group management related to centralizing accounting functions at the operating group level and exploring the centralization of functions at headquarters (e.g., vendor maintenance); ensuring the timely filing of all SEC-required documents; and overseeing the adoption of the more extensive second year SEC-mandated requirements for XBRL filings.  Mr. O'Connor successfully completed these objectives by ensuring timely compliance with SEC requirements for XBRL filings, as well as the efficiency and accuracy of new internal reporting tools.  He also led the team of Senior Accounting and Finance Managers to identify and implement accounting process centralization at the operating group and headquarters levels and led a project team that implemented system improvements relating to the segregation of assets for the Company’s secured bonds.

Mr. Valiaveedan’s fiscal 2012 personal objectives included developing and executing the Company’s capital structure strategy, negotiating joint venture and land banking agreements, preparing Company projections and managing existing joint ventures.  During fiscal 2012, Mr. Valiaveedan successfully negotiated and closed a land banking arrangement with GSO Capital Partners, LP and the buyout of a joint venture partner.  In addition, he played an instrumental role in the development and execution of the Company’s capital markets strategy, including several debt refinancing transactions and equity and equity-linked transactions.  These significant transactions raised capital, extended debt maturities and reduced the Company’s interest expense.

Based on the bonus formulas above and the Committee’s determinations regarding each executive’s personal objectives, neither of these NEOs earned bonuses related to the ROACE Calculation Method for fiscal 2012, but each earned a cash bonus for meeting his respective fiscal 2012 personal objectives in full (the “outstanding” category).  Since, however, the outstanding payouts for meeting personal objectives would exceed the cap described above, the bonuses were reduced by 50% to comply with the cap, resulting in payments of $93,000 and $72,500 for Mr. O’Connor and Mr. Valiaveedan, respectively.

 Discretionary Bonuses

The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses and retention rewards.  Discretionary bonuses of $50,000 were granted to each of Messrs. O’Connor and Valiaveedan for their performance during fiscal 2012.  These awards recognized their significant contributions involving capital raising/restructuring activities as well as their leadership and assistance in generating positive operating trends in the latter half of fiscal 2012.

Stock Grants

The Committee may make grants of stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”), unrestricted shares of stock, or stock-based awards settled in cash pursuant to the 2012 Plan. In fiscal 2012, the Committee awarded stock options to each of the NEOs.  Messrs. O’Connor and Valiaveedan were eligible to elect to receive RSUs in lieu of stock options, but neither made such an election.    No other stock-based awards were made to NEOs in fiscal 2012.

Stock options are intended to establish a strong commitment to maintain employment with the Company and focus on creating long-term shareholder value. In addition, stock options are selected over other types of stock-based awards because their design inherently rewards executives only if the stock price increases, which provides a balance with cash incentives and the more retention-oriented RSU grants.  Because the ultimate value received by stock option and RSU holders is directly tied to increases in the Company’s stock price, stock options and RSUs also serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Additionally, grants under the 2012 Plan include vesting and termination provisions that the Committee believes will encourage stock option and RSU holders to remain long-term employees of the Company.

The Committee ultimately approves the size of the grants taking into account the recommendations by the CEO (other than for his own grant) and other criteria as determined by the Committee.  The Committee generally targets a specific number of options rather than a specific option value.  This philosophy directly aligns option grant values with shareholder value since option values are generally higher when the stock price is increasing and lower when the stock price is decreasing.  Consequently, despite the fact that the stock price has remained significantly lower than historical levels, the number of each NEO’s option grants has generally remained relatively consistent, with the exception of the option grants for the CEO, CFO and COO in fiscal 2012 which had an exercise price 33 1/3% above the closing stock price on the grant date. The Committee’s determination and rationale for the fiscal 2012 grants is described below. The Committee will continue to determine the appropriate mix of options and other award types based on the objectives of the compensation program, the Company’s business needs, the potential dilution impact and the pool of shares remaining available for grant under the Company’s shareholder-approved incentive plans.

Stock options and RSUs generally vest in four equal annual installments, commencing on the second anniversary date of the grant, providing a five-year period before becoming fully vested.

During the first quarter of fiscal 2012, the Committee conducted its annual review of the Company’s and NEO’s performance during fiscal 2011.  The Committee also periodically considers emerging trends in incentive plan design and “best practices” for aligning executive pay and performance.  Following its review, the Committee requested, and the CEO and CFO agreed, to apply specific performance conditions to the stock option and RSU awards previously granted during fiscal 2011 (when the full year performance results were not yet known).  The performance conditions require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed “fiscal 2011 actual EBITDA” for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant date.  For this purpose, “fiscal 2011 actual EBITDA” is the amount from our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA from the consolidated financial statements for the applicable fiscal year-end, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.  These conditions reflect the Company’s heightened focus on cash flow and liquidity.  At the end of fiscal 2012, the Committee determined that the Company’s Adjusted EBITDA exceeded fiscal 2011 actual EBITDA and that the performance criteria of “two consecutive fiscal years” had not yet been met.

Fiscal 2012 Stock Option Awards

In determining the fiscal 2012 equity awards for the NEOs, the Committee considered, without giving specific weight to any one factor, then-available information on Peer Group equity awards for the NEOs, the anticipated changes in equity award values across industries, the Company’s available share pool and the potential impact on shareholder dilution, the Company’s stock performance, the historical equity awards provided to each NEO, the desire to retain the employment of each NEO, and the desire to continue to link a portion of each NEO’s compensation with future Company performance. Except for the CEO, all stock option awards in fiscal 2012 were made in the form of options to purchase shares of Class A Common Stock.  Because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family, the CEO’s stock option award was made in the form of options to purchase shares of Class B Common Stock.

•
CEO, CFO and COO.  The CEO, CFO and COO were granted 600,000, 120,000 and 80,000 stock options, respectively.  These grants represented a higher award level than fiscal 2011, in recognition that these options have a premium exercise price 33 1/3% above the closing stock price on the grant date.  In contrast, the 2011 option grants for these NEOs had an exercise price set at the fair market value as of the grant date. In determining to grant options with an exercise price at this premium level, the Committee sought to provide a stronger link with increased shareholder value, as these executives have more significant responsibility for the Company’s long-term strategy as compared to the other NEOs. The Committee also determined to increase the number of options awarded based on its determination that the CEO, CFO and COO’s long-term incentive values on the grant date (including recent annual option grants and the annualized fiscal 2010 value of the LTIP at target, discussed below) were considerably below the median value of long-term incentive awards granted to the Peer Group chief executive officers, chief financial officers and chief operating officers.  Additional details are described above under “– Stock Grants.”

•
Other NEOs. In fiscal 2012, Mr. O’Connor was granted 20,000 stock options and Mr. Valiaveedan was granted 15,000 stock options, both with exercise prices set at the fair market value on the date of grant.  The number of options granted to Mr. O’Connor was higher than fiscal 2011 due to his promotion, and the number of options granted to Mr. Valiaveedan was the same as fiscal 2011.  These awards for fiscal 2012 were considerably below the median levels for the Peer Group and broad-based compensation surveys.

Long-Term Incentive Program

In fiscal 2010, the Company adopted a Long-Term Incentive Program under its stockholder-approved Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (“2008 Plan”) to aid the Company in retaining key employees and to motivate them to exert their best efforts to promptly return the Company to profitability and lower debt levels by providing rewards at the end of a multi-year period.  The LTIP is intended to incentivize achievement of specified pre-tax profit goals and specified improvements in the Company’s capital structure through reductions in homebuilding debt.

Each of the NEOs is a participant in the LTIP and their awards, if any, will be determined based on actual performance for the full 36-month performance period, subject to the vesting requirements over an additional 24-month period, as described below.  This performance period commenced on November 1, 2010 (the beginning of fiscal 2011) and will end on October 31, 2013 (that is, the performance period covers fiscal 2011, 2012 and 2013). After the performance period, the awards, to the extent earned, remain subject to vesting conditions during fiscal 2014 and 2015.  The executive will not receive the full award unless the Company achieves the pre-tax profit and homebuilding debt performance goals and the executive remains employed for the entire five-year period.

Pre-tax profit and homebuilding debt were chosen as the performance metrics for the LTIP because they are critical during this challenging economic cycle.  The Committee determined that other goals, such as revenue growth and cost reductions, would be reflected in pre-tax profit calculations, but in a balanced way with an emphasis on achieving profitability.  The Committee believed that a focus on revenue growth alone would not adequately emphasize profitability and that a focus on cost-cutting alone could emphasize short-term achievements that may sacrifice future profitability.  The Committee also determined that if the current difficult economic conditions continue during all or most of the LTIP’s performance period and achievement of pre-tax profit is not attainable, then realization of reduced homebuilding debt would put the Company in a better financial position to weather such an extended downturn and return to profitability when the economic conditions ultimately improve.

Awards, if any, will be based on a specific target multiple of each participant’s base salary in effect on the date the participant is granted the award (the “Grant Date,” or June 11, 2010 for all NEOs).  If shares of stock are elected as a form of payout, the target number of shares is set based on the closing price of the Class A Common Stock on the Grant Date, regardless of whether the share price increases or decreases by the time the award is determined or distributed. In order to manage the potential dilution impact of the LTIP, the Committee required that at least 20% of the payout be in the form of cash.  All stock awards under the LTIP were made in the form of rights to receive shares of Class A Common Stock, except for the CEO whose award was made in the form of rights to receive shares of Class B Common Stock because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family.  The following describes the target multiple of base salary and form of irrevocable payout election for each NEO:

	Target Multiple
	of 2010 Base Salary	Payout Method
CEO	3.00	20% cash / 80% shares
CFO	2.00	20% cash / 80% shares
COO	2.00	20% cash / 80% shares
Other NEOs	1.00	20% cash / 80% shares

Although the Committee views both the stock and cash portions of the LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table.  The share payout portions are reflected as “Stock Awards” in fiscal 2010 at their grant date fair value under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("ASC Topic 718"), which was based on the probable outcome as of the Grant Date.  Conversely, the actual amounts earned on the cash payout portions, if any, will be reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” in fiscal 2013 (which coincides with the end of the performance period) or, if participants achieve a minimum performance payment during an earlier fiscal year, even though such payment remains subject to subsequent vesting restrictions, then such minimum payment would be reflected in that earlier fiscal year.  At the end of fiscal 2012, the Company did not reach breakeven or positive Pre-tax Profit (as defined below), so no minimum payment was achieved for this year.

For purposes of the LTIP, “Pre-tax Profit” is defined as earnings (loss) before income tax payments as reflected on our audited financial statements, excluding the impact of any items deemed to be extraordinary items for financial reporting purposes.  “Homebuilding Debt” is defined as total (recourse) notes payable excluding accrued interest, as reflected on our consolidated audited balance sheet, less any debt issued after January 2010 that has an equity component such as debt convertible into shares of stock.

The following table illustrates the percent of the target award that can be achieved at each performance level.  Awards will be interpolated on a linear basis between performance levels but will not be extrapolated above the maximum performance levels listed below.

		Homebuilding Debt as of 10/31/2013 (in billions)
		Greater than $1.70	$1.65	$1.60	$1.55	$1.50	$1.40 or less
	$100 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	250% of target award
	$75	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	225% of target award
FY 2013 Pre-tax Profit (in millions)	$50	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	200% of target award
	$25	25% of target award	50% of target award	75% of target award	100% of target award	125% of target award	175% of target award
	Less than $0	0% of target award	25% of target award	50% of target award	75% of target award	100% of target award	150% of target award

If the Company reached breakeven or positive Pre-tax Profit for either of fiscal 2011 or 2012, a participant was eligible for a minimum payment equal to 50% of the target award, provided that he met the vesting requirements described below.  This minimum payment would have been inclusive of and not incremental to any other award granted to the participant under the LTIP and would not have exceeded 50% of target award if the Company achieved breakeven or positive Pre-tax Profit in both fiscal 2011 and 2012.  No minimum payout was achieved in either fiscal 2011 or fiscal 2012.

As a condition of earning each portion of the award, and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability or qualified retirement, or in the case of Messrs. O’Connor and Valiaveedan, specified termination following a change in control of the Company).  The vesting percentages relate to the earned award value as of October 31, 2013.

1.	50% of the award will become vested on October 31, 2013 and payable in January 2014;

2.	30% of the award will become vested on October 31, 2014 and payable in January 2015; and

3.	20% of the award will become vested on October 31, 2015 and payable in January 2016.

Other Employee Benefits

The Company maintains additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.

We do not believe that special perquisites should play a major role in our executive compensation program.  However, some NEOs are provided one or more of the following items:

•	Auto allowance, including car maintenance and fuel expense;

•	Personal use of the Company’s automobiles (including driver’s compensation) and a fractional share in an aircraft;

•	Executive term life insurance;

•	Annual Executive Physical Exam Program;

•	Golf membership or country club fee reimbursement;

•	Personal income tax preparation services; and

•	Personal accounting services.

The Committee annually reviews the elements and level of executive perquisites for the NEOs.  In particular, in evaluating the appropriateness of these benefits for the CEO, the Committee took into consideration the degree to which the CEO is required to travel to various Company locations and business functions on a daily basis.  Based on its review, the Committee requested that the CEO use Company-provided transportation to enhance the efficient use of his time.

The Company’s contributions to the NEOs’ 401(k) plan and executive deferred compensation plan (“EDCP”) accounts were suspended on February 20, 2009 and continued to be suspended throughout fiscal 2012.  However, in fiscal 2012, a one-time employer non-elective contribution funded by the use of the forfeitures account was made to all eligible participants’ 401(k) plan accounts for the 2011 calendar year, in accordance with terms of the 401(k) plan.  Beginning with the January 11, 2013 pay period, the Company will reinstate its 401(k) match at 50% of the level it matched prior to its suspension in February 2009.  This will apply to all participants in the 401(k) plan, including the NEOs.

Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

5.  ACTIONS FOR FISCAL 2013

The Committee approved a base salary increase to $600,000 for Mr. Pellerito, effective in December 2012, to move him closer to the Peer Group median.   Messrs. O’Connor and Valiaveedan each received a 3% base salary increase, also effective in December 2012, in consideration of their individual performance and in line with the Company’s ordinary course merit-based salary and cost of living increase practices.  The Committee maintained the base salaries of the CEO and CFO at their fiscal 2012 amounts, which amounts have not changed since December 2005 for the CEO and January 2010 for the CFO.

In prior fiscal years, the EBITDA component of the bonus formula for the CEO, CFO and COO compared adjusted EBITDA to EBITDA in the preceding year.  For fiscal 2013, the EBITDA component of the bonus formulas for these NEOs is structured so that it will require improvement in adjusted EBITDA in fiscal 2013 over fiscal 2012 adjusted EBITDA in order for the CEO, CFO and COO to be eligible for the same or increased bonus levels under this component of the fiscal 2013 bonus formula compared to their earned fiscal 2012 bonuses. Specifically, the Committee determined that the fiscal 2013 EBITDA component of the bonus formulas for the CEO, CFO and COO will be based on achieving targeted levels of the Company’s adjusted EBITDA for fiscal 2013, which levels have been set in reference to fiscal 2012 adjusted EBITDA.  The Committee also determined that the fiscal 2013 bonus formulas for the CEO, CFO and COO will include a liquidity component in addition to the EBITDA component.  In recognition of the Company’s improvements in operating trends beginning in the second quarter of fiscal 2012 and to further incent future improvements, the Committee increased the overall maximum bonus opportunity for the CEO, CFO and COO to $1,500,000, $575,000 and $575,000, respectively.  The fiscal 2013 bonus formulas for such NEOs will otherwise remain the same except that the COO’s bonus formula will not include the Pre-tax Profit in Third and Fourth Fiscal Quarters component of his fiscal 2012 bonus formula.

The Committee determined that the fiscal 2013 bonus formulas for Messrs. O’Connor and Valiaveedan will remain the same as in fiscal 2012 except that, for the reasons discussed above with respect to the CEO, CFO and COO, if the Company’s fiscal 2013 Pre-tax Profit is greater than zero, the maximum amounts these NEOs could receive under the personal objectives component of their respective bonus formulas will no longer be reduced by 50%.  In addition, the personal objectives for Messrs. O’Connor and Valiaveedan were updated to reflect key goals for fiscal 2013.

6.  TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

The Company’s annual bonus and stock option programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code, which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers (with the exception of the Company’s CFO). The Committee will continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. The bonus formulas approved by the Committee for fiscal 2012 were, however, intended to be established in accordance with the requirements for deductibility as performance-based compensation under Section 162(m) of the Internal Revenue Code.

7. TIMING AND PRICING OF STOCK OPTIONS

For fiscal 2012, stock options were granted on the second Friday in June for all eligible employees, consistent with our practice of granting equity awards annually on the second Friday in June. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.  Other than with respect to the CEO’s, CFO’s, and COO’s stock option grants in fiscal 2012, exercise prices of stock options were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.  The options granted to the CEO, CFO and COO in fiscal 2012 were granted with an exercise price 33 1/3% above the closing stock price on the grant date.  See “Stock Grants – Fiscal 2012 Stock Option Awards” above.

8. STOCK OWNERSHIP GUIDELINES

The Board of Directors has adopted stock ownership guidelines, recommended by the Committee, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the CEO, CFO, COO and non-employee Directors because they have the most long-term strategic impact for shareholders.  The Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis, which guidelines are incorporated into the Company’s Corporate Governance Guidelines.  The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of our non-employee Directors and senior management with those of its shareholders.

In its annual review in 2008, the Committee determined that, once the stock ownership guidelines were met, they would be deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the New York Stock Exchange, so long as the executive or non-employee Director does not sell any portion of the share amounts which were originally included in determining that the recommended thresholds were met.  The Committee reviewed this determination in fiscal 2012 and maintained this policy.

Senior Executive Officers

All senior executive officers meet the Company’s stock ownership guidelines. The guidelines provide that the following senior executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows:

Chairman, President and CEO – 6x current base salary
CFO – 2x current base salary
COO – 2x current base salary

See “Non-Employee Director Compensation” for information on the stock ownership guidelines for non-employee Directors.

EXECUTIVE COMPENSATION

(1) SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended October 31, 2012, October 31, 2011, and October 31, 2010 of the chief executive officer, the chief financial officer, and the next three most highly compensated executive officers serving as executive officers as of October 31, 2012. These five individuals compose our named executive officers or “NEOs.”

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensa-tion (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa-tion (6)	Total (7)
Ara K. Hovnanian, (8)	2012	$1,092,606	—	$—	$1,032,000	$949,500	—	$181,582	$3,255,688
President, Chief	2011	$1,092,606	—	$24,125	$529,875	$949,500	—	$170,049	$2,766,155
Executive Officer and Chairman of the Board	2010	$1,092,606	—	$2,622,255	$1,413,750	$949,500	—	$188,189	$6,266,300

J. Larry Sorsby,	2012	$600,000	—	$—	$206,400	$350,000	—	$50,433	$1,206,833
Executive	2011	$600,000	—	$4,825	$105,975	$350,000	—	$48,259	$1,109,059
Vice President and Chief Financial Officer	2010	$572,308	—	$960,001	$282,750	$350,000	—	$52,229	$2,217,288

Thomas J. Pellerito,	2012	$538,462	—	$—	$137,600	$250,000	—	$46,406	$972,468
Chief Operating	2011	$500,000	—	$3,217	$70,650	$250,000	—	$42,913	$866,780
Officer	2010	$468,870	$28,750	$799,999	$188,500	$203,548	—	$38,276	$1,727,943

Brad G. O’Connor,	2012	$308,029	$50,000	$—	$35,600	$93,000	—	$28,303	$514,932
Vice President — Chief Accounting Officer and Corporate Controller	2011	$284,523	—	$965	$21,195	$85,680	—	$27,401	$419,764

David G. Valiaveedan,	2012	$288,821	$50,000	$—	$26,700	$72,500	—	$28,269	$466,290
Vice President —	2011	$274,361	$—	$2,413	$17,663	$68,850	—	$27,357	$390,644
Finance and Treasurer	2010	$270,000	$—	$221,913	$42,413	$67,500	—	$24,696	$626,522

(1)
The “Salary” Column. The effective date of the last base salary increase for Mr. Pellerito was January 19, 2012. This increase occurred after the beginning of fiscal 2012 resulting in a prorated base salary for fiscal 2012. Messrs. O’Connor’s and Valiaveedan’s salary increases were effective as of the beginning of fiscal 2012,  however, amounts reflected in the Summary Compensation Table reflect payment of two weeks’ salary at the fiscal 2011 rate, which was paid in fiscal 2012.

(2)
The “Bonus” Column. In accordance with SEC rules, the “Bonus” column discloses discretionary cash bonus awards. Mr. Pellerito was awarded a discretionary cash bonus of $28,750 for fiscal 2010 for service performed prior to his becoming an executive officer. Discretionary bonuses of $50,000 were granted to each of Messrs. O’Connor and Valiaveedan, for their performance during fiscal 2012.  These awards recognized their significant contributions involving capital raising/restructuring activities as well as their leadership and assistance in generating positive operating trends in the latter half of fiscal 2012.  The cash portion of bonuses earned based on the NEOs meeting either financial performance-based measures or personal objectives portions of their regular bonus programs are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and described under footnote (5) below.

(3)
The “Stock Awards” Column. This column reflects the aggregate grant date fair value of RSUs granted in fiscal 2011 (and, for Mr. Valiaveedan, in fiscal 2010 and 2011) and the portion of the LTIP awarded in fiscal 2010 that may be paid out in shares, which were, in each case, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012.  The grant date fair value of the share portion of the LTIP awards in fiscal 2010 (which for Mr. Valiaveedan equaled $216,000 of the total value reflected for that year) is based upon the probable outcome of the performance conditions as of the grant date. The maximum value of those LTIP shares at grant date fair value was: $6,555,638, $2,400,002, $2,000,000 and $540,000 for Messrs. Hovnanian, Sorsby, Pellerito and Valiaveedan, respectively.  The LTIP award levels above are subject to performance over a three-year period (fiscal 2011-2013) and, if earned, awards are subject to vesting restrictions that extend through the end of fiscal  2015, or a total of five years from grant. There is no assurance that the LTIP awards will be earned at the levels shown above and actual awards could be zero if the performance goals are not achieved.

(4)
The “Option Awards” Column. Similar to the “Stock Awards” column, this column reflects the aggregate grant date fair values of stock options awarded in the fiscal year indicated, which were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012. All of the 2012 option awards for Messrs. Hovnanian, Sorsby and Pellerito were premium-priced options with exercise prices set 33 1/3% above the Company’s closing stock price on the date of grant.

(5)	“Non-Equity Incentive Plan Compensation” Column. This column represents the cash portion of the performance-based bonus awards earned by the NEOs in the fiscal year indicated.

(6)	“All Other Compensation” Column. This column discloses all other compensation for the fiscal year indicated, including reportable perquisites and other personal benefits.

For fiscal 2012, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

Fiscal 2012 Perquisites (Supplemental Table)
	Total Perquisites and Description		Fiscal 2012 Perquisites that Exceeded the Greater of $25,000 or 10% of Total Perquisites
Name	Total Fiscal 2012 Perquisites	Types of Perquisites (a)	Personal Use of Company’s Fractional Aircraft Share	Personal Use of Company’s Automobiles (c)	Personal Income Tax Preparation (d)
Ara K. Hovnanian	$180,230	(1) (2) (4) (5) (6) (7) (8)	(b)	$86,658	$30,843
J. Larry Sorsby	$49,081	(3) (4) (5)	N/A	N/A	N/A
Thomas J. Pellerito	$45,054	(3) (4) (5)	N/A	N/A	N/A
Brad G. O’Connor	$26,954	(3) (4) (5)	N/A	N/A	N/A
David G. Valiaveedan	$26,934	(3) (4) (5)	N/A	N/A	N/A

(a)
(1) Personal use of the Company’s fractional aircraft share; (2) Personal use of the Company’s automobiles; (3) Perquisites related to executives’ use of their own vehicles; (4) Subsidized medical premiums; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; (7) Personal income tax preparation; and (8) Personal accounting services.

(b)	The incremental costs of Mr. Hovnanian’s personal use of the Company’s fractional aircraft share were less than the greater of $25,000 or 10% of total perquisites.

(c)
The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation and, for the CEO, the Company's driver's salary and benefits) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

(d)	Reflects reimbursement of actual tax preparation expenses incurred by Mr. Hovnanian.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2012:

Fiscal 2012 All Other Compensation Other Than Perquisites (Supplemental Table)

Name	Term Life Insurance Premiums	Company Contributions to the Executive’s Retirement Plan (401(k)) (a)	Company Contributions to the Executive Deferred Compensation Plan (“EDCP”)
Ara K. Hovnanian	$427	$925	—
J. Larry Sorsby	$427	$925	—
Thomas J. Pellerito	$427	$925	—
Brad G. O’Connor	$423	$925	—
David G. Valiaveedan	$410	$925	—

(a)
This column represents a one-time Employer Non-Elective Contribution, funded by the use of the forfeitures account, which was made to all eligible participants’ 401(k) plan accounts for the 2011 calendar year, in accordance with terms of the 401(k) plan.

(7)
“Total” Compensation Column. This column reflects the sum of all the columns (the Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns) of the Summary Compensation Table.

Fiscal 2012 Total Compensation (Supplemental Table). The Fiscal 2012 Total Compensation (Supplemental Table) below includes the same amounts as the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2012, but values stock awards and option awards for the fiscal year differently, as explained in footnotes (a) and (b) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2012 Total Compensation (Supplemental Table)

Name	Fiscal 2012 Salary	Cash Awards of Fiscal 2012 Bonus	Stock Awards (a)	Intrinsic Expense Value of Outstanding Options in Fiscal 2012 (b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation in Fiscal 2012	Total of All Columns of Supplemental Table
Ara K. Hovnanian	$1,092,606	$949,500	—	—	—	$181,582	$2,223,688
J. Larry Sorsby	$600,000	$350,000	—	—	—	$50,433	$1,000,433
Thomas J. Pellerito	$538,462	$250,000	$1,851	—	—	$46,406	$836,719
Brad G. O’Connor	$308,029	$143,000	$5,083	—	—	$28,303	$484,415
David G. Valiaveedan	$288,821	$122,500	$5,180	—	—	$28,269	$444,770

(a)
"Stock Awards" in this column, for Mr. Pellerito, represent the portion of the RSU award granted to him on June 13, 2008, which vested and was issued in fiscal 2012 at the stock price on the date of issue.  For Mr. O’Connor, the amount represents the portion of the RSU award granted to him on May 19, 2006 and the deferred shares awards granted for service performed in fiscal years 2007 and 2008, which vested and were issued in fiscal 2012 at the stock price on the date of issue.  For Mr. Valiaveedan, the amount represents the portion of RSU awards granted to him on June 13, 2008, June 12, 2009 and June 11, 2010 and the deferred shares awards granted for service performed in fiscal years 2007 and 2008, which vested and were issued in fiscal 2012 at the stock price on the date of issue.

(b)
The “Intrinsic Expense Value of Outstanding Options in Fiscal 2012” column is based on the intrinsic expense value or degree to which the stock option was “in-the-money” of stock option awards granted in fiscal 2012 at the grant date, instead of the grant date fair values of option awards granted in fiscal 2012, as discussed under footnote (4) above.  The fiscal 2012 option grants for Messrs. Hovnanian, Sorsby and Pellerito were premium-priced options with an exercise price 33 1/3% above the closing stock price on the grant date and were therefore underwater on the grant date.

(8)
Beginning in fiscal 2010, the Committee approved a $250,000 increase in the maximum annual bonus amount for the CEO, reported under “Non-Equity Incentive Plan Compensation,” in recognition of his increased responsibilities in assuming the position of Chairman of the Board.

(2)  GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

The following table summarizes both:

(1)        The potential equity and non-equity incentive plan awards that could have been or could be earned by each of the NEOs at the defined levels of “Threshold,” “Target” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2012; and

(2)         All other plan-based awards, such as stock options and RSUs, granted in fiscal 2012.

Each of the following columns is described in the footnotes below the table.

                        Grants of Plan-Based Awards in Fiscal 2012

	Grant		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(4)	(5)	(6)
Ara K.		(1)	$0	—	$949,500	N/A	N/A	N/A	N/A
Hovnanian	02/10/2012	(2)				0	337,500	337,500			$1.93	$0
	06/08/2012	(3)								600,000	$2.88	$1,032,000

J. Larry		(1)	$0	$350,000	$350,000	N/A	N/A	N/A	N/A
Sorsby	02/10/2012	(2)				0	67,500	67,500			$1.93	$0
	06/08/2012	(3)								120,000	$2.88	$206,400

Thomas J.		(1)	$0	$225,000	$350,000	N/A	N/A	N/A	N/A
Pellerito	06/08/2012	(3)								80,000	$2.88	$137,600

Brad G.		(1)	$62,000	$93,000	$93,000	N/A	N/A	N/A	N/A
O’Connor	06/08/2012	(3)								20,000	$2.16	$35,600

David G.		(1)	$72,500	$72,500	$72,500	N/A	N/A	N/A	N/A
Valiaveedan	06/08/2012	(3)								15,000	$2.16	$26,700

(1)
Regular Bonuses for CEO and CFO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2012 bonus formulas for Messrs. Hovnanian and Sorsby were based on the greater of the ROACE calculation method and the EBITDA Improvement calculation method, provided that their final bonuses could not exceed $949,500 and $350,000, respectively.  These NEOs would not earn any bonus under the ROACE calculation method if the ROACE percentage (as defined above under “Regular Bonuses” in the Compensation Discussion and Analysis) was zero or lower (as was the case in fiscal 2012) and would not earn any bonus under the EBITDA Improvement calculation method if the EBITDA improvement calculation (as discussed above under “Regular Bonuses” in the Compensation Discussion and Analysis) was $0 or lower.  Because bonus amounts above those levels, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for these NEOs.

For purposes of the above table presentation, bonuses earned at the “target” levels for the CEO and the CFO would be equal to the greater of (a) the ROACE calculation method assuming a “target” percentage of 15% in accordance with the respective bonus formula tables and (b) the amount that could be earned under the EBITDA Improvement calculation at the “target” level or the “mid-point” range of the respective bonus formula tables as described above under “Regular Bonuses” in the Compensation Discussion and Analysis, provided that their final bonuses could not exceed $949,500 and $350,000 for the CEO and CFO, respectively. Based on the greater of both components of their respective “target” levels of the bonus formulas, the ROACE portion of the bonus formulas would be greater than the EBITDA Improvement portion for Mr. Sorsby. As a result, the total cash bonus payable to Mr. Sorsby at this level would be capped at $350,000.  Mr. Hovnanian’s ROACE calculation method would provide for a payment of 1.5% of pre-tax income and, because pre-tax income was not determinable at the time the fiscal 2012 bonus formula was established, no target amount is reflected for Mr. Hovnanian in the above table.

            The maximum cash bonuses that could be earned by Messrs. Hovnanian and Sorsby for fiscal 2012 under either the ROACE calculation method or the EBITDA Improvement calculation method in total were $949,500 and $350,000, respectively.

Regular Bonus for COO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2012 bonus formula for Mr. Pellerito was based on the EBITDA Improvement calculation method, provided that his bonus could not exceed $250,000.  Mr. Pellerito would not earn any bonus under the EBITDA Improvement calculation method if the EBITDA improvement calculation (as discussed above under “Regular Bonuses” in the Compensation Discussion and Analysis) was $0 or lower.  Because bonus amounts above that level, however, would be interpolated and because Mr. Pellerito would not earn any bonus under the Pre-tax Profit in Third and Fourth Fiscal Quarters component if the Company did not achieve pre-tax profitability in both the third and the fourth quarters of fiscal 2012, $0 has been disclosed at the “threshold” level for purposes of the above table for this NEO.

            For purposes of the above table presentation, the bonus earned at the “target” level for the COO would be the amount that could be earned under the EBITDA Improvement calculation at the “target” level or the “mid-point” range of the bonus formula as described above under “Regular Bonuses” in the Compensation Discussion and Analysis plus an additional $100,000 if the Company achieved positive pre-tax profit in both the third and fourth fiscal quarters. The total cash bonus payable to Mr. Pellerito at this level would be $225,000.

The maximum cash bonus that could be earned by Mr. Pellerito for fiscal 2012 was $350,000, which consisted of the maximum bonus of $250,000 based on the EBITDA Improvement calculation method plus an additional $100,000 if the Company achieved positive pre-tax profit in both the third and fourth quarters of fiscal 2012.

Regular Bonuses for the Vice President — Chief Accounting Officer and Corporate Controller and the Vice President — Finance and Treasurer. As stated above under “Regular Bonuses” of the Compensation Discussion and Analysis, the fiscal 2012 bonus formulas for Messrs. O’Connor and Valiaveedan were based on both the ROACE calculation method and the “Meeting Personal Objectives” method, subject to a cap of 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas (the caps were 30% and 25% of base salary, respectively).

For purposes of the above table presentation, the “threshold” level is defined as when the ROACE percentage is at or below zero and the “threshold” achievement of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year as described above in the Compensation Discussion and Analysis under “Regular Bonuses” is achieved. Based on the “threshold” level, these NEOs would not have earned a bonus payout for fiscal 2012 based on the ROACE percentage, but, based upon the “threshold” achievement of their personal objectives, Messrs. O’Connor and Valiaveedan would have earned bonus payouts of 20% and 30% of their base salary, respectively.  As a result, for fiscal 2012, Messrs. O’Connor and Valiaveedan at “threshold” would have earned total cash bonuses of $62,000 and $72,500, respectively.  Since the payout based on Mr. Valiaveedan’s “target” level would exceed 50% of the maximum percentage of base salary he could otherwise achieve under the personal objectives portion of his bonus formula, the bonus for Mr. Valiaveedan at this level would be capped at $72,500 which is 25% of his base salary.

For purposes of this table presentation, the “target” level assumes the Company’s ROACE percentage is at 15% and the “target” or a “substantial” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year is achieved. Since the payouts based on their respective “target” levels would exceed 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan at this level would be capped at $93,000 and $72,500, respectively (the caps were 30% and 25% of base salary, respectively).

For purposes of this table presentation, the “maximum” level is defined as the maximum award earned under the ROACE calculation method and the maximum award if all or an “outstanding” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year are achieved. The maximum bonus payable under the ROACE calculation is capped at a 20% ROACE level for Messrs. O’Connor and Valiaveedan. Since the payouts based on the maximum level would exceed 50% of the maximum percentages of base salary they could otherwise achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan at this level would be capped at $93,000 and $72,500, respectively (30% and 25% of base salary, respectively).

(2)
Awards reported reflect the options modified on February 10, 2012.  On February 10, 2012, the June 10, 2011 option awards of 337,500 and 67,500 for the CEO and CFO, respectively, and the June 10, 2011 RSU awards of 12,500 and 2,500 for the CEO and CFO, respectively, were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed “fiscal 2011 actual EBITDA” for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant date.  For this purpose, “fiscal 2011 actual EBITDA” is the amount from our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA from the consolidated financial statements for the applicable fiscal year-end, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.  At the end of fiscal 2012, the Committee determined that the Company’s Adjusted EBITDA exceeded fiscal 2011 actual EBITDA. No incremental fair value was recognized under FASB AFC Topic 718 in connection with the modification of these options or  RSU awards.

(3)
Stock Option Awards. These rows represent the number of stock options awarded each NEO in fiscal 2012.  For the CEO, CFO and COO, the options have a premium exercise price set 33 1/3% above the closing stock price on the grant date. Mr. Hovnanian’s stock option award was granted in the form of options to purchase shares of Class B Common Stock and the stock option awards for the other NEOs were granted in the form of options to purchase shares of Class A Common Stock.

(4)
“All Other Option Awards: Number of Securities Underlying Options” Column. This column discloses the number of stock options (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2012.

(5)
“Exercise or Base Price of Option Awards” Column. With the exception of the June 8, 2012 grants for the CEO, CFO and COO, the option exercise price is the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grant.  For the CEO, CFO and COO, options granted on June 8, 2012 have a premium exercise price set 33 1/3% above the closing stock price on the grant date.

(6)
“Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the stock option grants was computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012. This value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date June 8, 2012 was determined to be $1.72 for the CEO, CFO and COO and $1.78 for the other NEOs.

(3) OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

The following table shows all unexercised stock options, unvested deferred shares, and unvested restricted stock units held at the end of fiscal 2012 by the NEOs.

Outstanding Equity Awards at Fiscal 2012 Year-End

		OPTION AWARDS								STOCK AWARDS
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested ($)
Ara Hovnanian (4)	06/13/08	281,250		93,750		—		$6.46	06/12/18	—	$—	—		$—
	06/12/09	375,000	(2)	375,000	(2)	—		$2.55	06/11/19	—	$—	—		$—
	06/11/10	93,750		281,250		—		$4.73	06/10/20	—	$—	1,385,970	(3)	$5,959,671	(3)
	06/10/11	—		—		337,500	(5)	$1.93	06/09/21	—	$—	12,500	(5)	$53,750
	06/08/12	—		600,000		—		$2.88	06/07/22	—	$—	—		$—

J. Larry Sorsby (4)	06/13/08	56,250		18,750		—		$6.46	06/12/18	—	$—	—		$—
	06/12/09	75,000	(2)	75,000	(2)	—		$2.55	06/11/19	—	$—	—		$—
	06/11/10	18,750		56,250		—		$4.73	06/10/20	—	$—	507,400	(3)	$2,181,820	(3)
	06/10/11	—		—		67,500	(5)	$1.93	06/09/21	—	$—	2,500	(5)	$10,750
	06/08/12	—		120,000		—		$2.88	06/07/22	—	$—	—		$—

Thomas J. Pellerito	01/23/03	20,000		—		—		$15.95	01/22/13	—	$—	—		$—
	06/13/08	10,000		—		—		$6.46	06/12/18	—	$—	—		$—
	06/12/09	35,000		—		—		$2.55	06/11/19	—	$—	—		$—
	06/11/10	50,000		—		—		$4.73	06/10/20	—	$—	422,833	(3)	$1,818,182	(3)
	06/10/11	45,000		—		—		$1.93	06/09/21	—	$—	—		$—
	06/08/12	80,000		—		—		$2.88	06/07/22	—	$—	—		$—

Brad G. O’Connor	06/13/08	11,250		3,750		—		$6.46	06/12/18	—	$—	—		$—
	10/31/08	—		—		—		$—	—	—	$—	2,621		$11,270
	06/12/09	12,500		12,500		—		$2.55	06/11/19	—	$—	—		$—
	06/11/10	3,750		11,250		—		$4.73	06/10/20	—	$—	118,393	(3)	$509,090	(3)
	06/10/11	—		13,500		—		$1.93	06/09/21	500	$2,150	—		$—
	06/08/12	—		20,000		—		$2.16	06/07/22	—	$—	—		$—

David G. Valiaveedan	06/13/08	5,625		1,875		—		$6.46	06/12/18	206	$886	—		$—
	10/31/08	—		—		—		$—	—	—	$—	1,844		$7,929
	06/12/09	6,564		6,561		—		$2.55	06/11/19	728	$3,130	—		$—
	06/11/10	2,813		8,437		—		$4.73	06/10/20	937	$4,029	114,165	(3)	$490,910	(3)
	06/10/11	—		11,250		—		$1.93	06/09/21	1,250	$5,375	—		$—
	06/08/12	—		15,000		—		$2.16	06/07/22	—	$—	—		$—

(1)
The options represented in the table (except as discussed in footnotes (2) and (5) below) vest 25% per year beginning on the second anniversary of the date of grant except for Mr. Pellerito whose January 23, 2003 option grant vested 25% per year beginning on the first anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, the options, to the extent not previously vested and exercised, would become fully vested and exercisable. The RSU awards represented in the table vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, but only if such retirement occurs on or after the first anniversary of the date of the grant, the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable. Currently, Mr. Pellerito is the only NEO who is retirement eligible and qualifies for accelerated vesting on the basis of retirement. Therefore, all of Mr. Pellerito’s outstanding options have been treated as immediately vested, and his RSUs are treated as vested on the first anniversary of the grant date for purposes of this table.  In connection with the amendments to their options and RSUs awarded in fiscal 2011 described under footnote (5) below, Messrs. Hovnanian and Sorsby agreed to eliminate accelerated vesting of such RSUs on the basis of qualified retirement.  In addition, following fiscal 2011 year-end, the Company entered into change in control severance agreements with Messrs. O’Connor and Valiaveedan pursuant to which their unvested options would become fully vested and exercisable if they are terminated under specified conditions following a change in control of the Company.  All stock option and RSU grants were made in the form of Class A Common Stock except for the CEO whose grants were made in the form of Class B Common Stock.

(2)
Included in these numbers are 375,000 and 75,000 performance-based options for Mr. Hovnanian and Mr. Sorsby, respectively (50% of the options reflected in each column).  These performance-based options follow the same time vesting schedule as standard stock options, provided that the Committee determined that (1) the Company’s EBITDA for fiscal 2009 was at least $200,000,000 greater than the Company’s EBITDA for fiscal 2008 and (2) the Company’s EBITDA for fiscal 2010 was at least $300,000,000 greater than the Company’s EBITDA for fiscal 2008. For this purpose, “EBITDA” was defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company’s ordinary course practices for quarterly press release financial reporting purposes. At the end of fiscal 2009, the Committee determined that the first performance hurdle was achieved since the Company’s EBITDA for fiscal 2009 was at least $200,000,000 greater than in fiscal 2008.  At the end of fiscal 2010, the Committee determined that the second performance hurdle was achieved since the Company’s EBITDA for fiscal 2010 was at least $300,000,000 greater than in fiscal 2008.

(3)
Represents the number and value of shares underlying the LTIP awards granted on June 11, 2010.  Because performance through the end of fiscal 2012 was between the target and maximum levels, the number and value of shares underlying the awards are based on maximum performance.  There is no assurance that the LTIP awards will be earned at the levels shown above, and actual awards could be zero if the performance goals are not achieved.

(4)
In October 2011, in the interest of reducing the Company’s overall shareholder dilution, Messrs. Hovnanian and Sorsby voluntarily cancelled all of the outstanding options from their 2001 and 2002 grants to further reduce (as they did in fiscal 2008) a portion of the equity reserve “overhang” under the Company’s equity compensation plans.  As a result, the total number of shares of common stock available for future issuance was reduced by 1,200,000 shares (1,100,000 and 100,000, for the options cancelled by Mr. Hovnanian and Mr. Sorsby, respectively).

(5)
In February 2012, these awards were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed “fiscal 2011 actual EBITDA” for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant date.  For this purpose, “fiscal 2011 actual EBITDA” is the amount from our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA from the consolidated financial statements for the applicable fiscal year-end, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.  At the end of fiscal 2012, the Committee determined that the Company’s Adjusted EBITDA exceeded fiscal 2011 actual EBITDA and that the performance criteria of “two consecutive fiscal years” had not yet been met.

The following table shows the total value of all unexercised stock options (exercisable and unexercisable) that each of the NEOs held at the end of fiscal 2012:

Value of Outstanding Option Awards at Fiscal 2012 Year-End (Supplemental Table)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (a)
Ara Hovnanian	06/13/08	281,250	$0	93,750	$0
	06/12/09	375,000	$656,250	375,000	$656,250
	06/11/10	93,750	$0	281,250	$0
	06/10/11	—	$0	337,500	$799,875
	06/08/12	—	$0	600,000	$852,000

J. Larry Sorsby	06/13/08	56,250	$0	18,750	$0
	06/12/09	75,000	$131,250	75,000	$131,250
	06/11/10	18,750	$0	56,250	$0
	06/10/11	—	$0	67,500	$159,975
	06/08/12	—	$0	120,000	$170,400

Thomas J. Pellerito	01/23/03	20,000	$0	—	$0
	06/13/08	10,000	$0	—	$0
	06/12/09	35,000	$61,250	—	$0
	06/11/10	50,000	$0	—	$0
	06/10/11	45,000	$106,650	—	$0
	06/08/12	80,000	$113,600	—	$0

Brad G. O’Connor	06/13/08	11,250	$0	3,750	$0
	06/12/09	12,500	$21,875	12,500	$21,875
	06/11/10	3,750	$0	11,250	$0
	06/10/11	—	$0	13,500	$31,995
	06/08/12	—	$0	20,000	$42,800

David G. Valiaveedan	06/13/08	5,625	$0	1,875	$0
	06/12/09	6,564	$11,487	6,561	$11,482
	06/11/10	2,813	$0	8,437	$0
	06/10/11	—	$0	11,250	$26,663
	06/08/12	—	$0	15,000	$32,100

(a)	Based on the difference between the closing market price of the Company’s Class A Common Stock on the NYSE at October 31, 2012 and the exercise price of the options.

(4) OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2012 and stock awards held by them that vested in fiscal 2012:

Option Exercises and Stock Vested in Fiscal 2012

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Ara K. Hovnanian	—	—	—	—
J. Larry Sorsby	—	—	—	—
Thomas J. Pellerito	—	—	1,667	$3,517	(1)
Brad G, O’Connor	—	—	3,779	$5,083	(2)
David G. Valiaveedan	—	—	3,365	$5,180	(2)

(1)
Represents 1,667 RSUs granted to Mr. Pellerito in fiscal 2011 that were considered vested in fiscal 2012 due to Mr. Pellerito’s “retirement eligibility,” but that were not delivered in fiscal 2012.  These RSUs had a market value of $3,517 as of June 11, 2012, based on the closing price for shares of Class A Common Stock on the first business day after the June 10, 2012 deemed vesting date.

(2)	Based on the closing market price of the Company's Class A Common Stock on the NYSE on the date of vesting.

(5) NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2012

The following table provides a summary of the NEOs’ participation in the Company’s nonqualified executive deferred compensation plan (“EDCP”) during fiscal 2012.  No deferrals under the EDCP were permitted in fiscal 2012.  Messrs. O’Connor and Valiaveedan are not eligible to participate in the EDCP.  For Mr. Pellerito, the table also provides information regarding RSUs that were considered to have vested in a prior fiscal year due to his “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered.

Nonqualified Deferred Compensation for Fiscal 2012

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last Fiscal Year (4)
Ara K. Hovnanian	$—	$—	$990,293	$181,968	$1,469,486
J. Larry Sorsby	$—	$—	$550,270	$—	$827,329
Thomas J. Pellerito	$—	$—	$—	$—	$—
	$—	$3,517	$6,678	$1,851	$10,741
Brad G. O’Connor	$—	$—	$—	$—	$—
David G. Valiaveedan	$—	$—	$—	$—	$—

(1)
Represents 1,667 RSUs granted to Mr. Pellerito in fiscal 2011 that were considered vested in fiscal 2012 with a market value of $3,517 as of June 11, 2012, based on the closing price for shares of Class A Common Stock on the first business day after the June 10, 2012 deemed vesting date.

(2)
“Aggregate Earnings in Last Fiscal Year” Column. This column represents the unrealized earnings/(losses) of the EDCP’s total account balance. For Mr. Pellerito, the second row under his name represents earnings/(losses) on the undelivered portion of the shares of Class A Common Stock underlying his RSUs that had been considered vested in a prior fiscal year, which earnings/(losses) have been “realized” only to the extent of the shares delivered during fiscal 2012.  Also includes earnings/(losses) on the 1,667 RSUs that were considered vested in fiscal 2012.  No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(3)
“Aggregate Withdrawals/Distribution” Column. This column represents the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections. For Mr. Pellerito, the second row under his name represents the value “realized” upon the delivery of the third 25% of the shares of Class A Common Stock underlying his RSUs that had been considered vested in a prior fiscal year, based upon the closing market price of the Company’s Class A Common Stock on the NYSE on the date of delivery.

(4)
“Aggregate Balance at Last Fiscal Year” Column. For Messrs. Hovnanian and Sorsby, this column represents the net balance of their EDCP Deferred Share Deferral accounts based on the value of 341,741 and 192,402 deferred shares, respectively, as of October 31, 2012. For Mr. Pellerito, the second row under his name represents the market value of the undelivered shares of Class A Common Stock underlying his RSUs granted in fiscal 2011 that were considered vested in fiscal 2012 (1,667 RSUs) and the remaining undelivered shares underlying his RSUs granted in fiscal 2008 that were considered vested in fiscal 2009 (831 RSUs), based upon the closing market price of the Company’s Class A Common Stock on the NYSE as of October 31, 2012. The grant date fair value of the 1,667 RSUs that were considered vested in fiscal 2012 was $3,217, which amount was reported in the Summary Compensation Table in fiscal 2011.  The grant date fair value of the remaining undelivered shares that were considered vested in fiscal 2009 was $5,368. Because these shares were awarded to Mr. Pellerito in fiscal 2008 prior to his becoming an NEO, this grant was not reflected in the Summary Compensation Table in fiscal 2008.

Narrative to the Nonqualified Deferred Compensation for Fiscal 2012 Table

The EDCP’s total account balance is equal to the “Deferred Share Deferral Account” balance. The “Deferred Share Deferral Account” balance includes the value of vested stock awarded under any Company stock incentive plan for which shares may have been deferred under the EDCP. Upon a termination of employment before retirement, EDCP account balances generally are paid in a lump sum during the 60-day period immediately following the last day of the calendar quarter of termination. Upon a termination of employment due to retirement, EDCP account balances for Messrs. Hovnanian and Sorsby will be paid in a lump sum no earlier than six months after the date of retirement or in installments over 2 to 15 years.  In the event of Mr. Pellerito’s termination of employment for any reason, including death, disability or qualified retirement, all undelivered shares of Class A Common Stock underlying his RSUs that have been considered vested will be delivered.  See footnote (4) to the “Nonqualified Deferred Compensation for Fiscal 2012” table above.

(6) POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of their termination of employment or upon the occurrence of a change-in-control (“triggering event”). For purposes of this table, the effective date of termination is assumed to be October 31, 2012, the last business day of fiscal 2012. The table does not include any payments that are described in the “Nonqualified Deferred Compensation for Fiscal 2012” table above.

Potential Payments Upon Termination Or Change-In-Control Table

Named Executive Officer	Voluntary Termination		Involuntary Termination			Change in Control (5)
Form of Compensation	With or Without Good Reason	Normal Retirement	Without Cause	With Cause	Death or Disability	Without Termination	With Involuntary Termination Other Than for Cause or Termination with Good Reason
Ara K. Hovnanian
Accelerated vesting of annual bonus awards (1)	—	—	$949,500	—	$949,500	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$2,361,875	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	$2,634,177	—	—
Contractual disability/death payment (4)	—	—	—	—	$10,000,000		—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	—	—	—	—	—	—	—
Total	—	—	$949,500	—	$15,945,552	—	—

J. Larry Sorsby
Accelerated vesting of annual bonus awards (1)	—	—	$350,000	—	$350,000	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$472,375	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	$964.370	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	$93,569	$93,569	$93,569	$93,569	$93,569	—	$93,569
Total	$93,569	$93,569	$443,569	$93,569	$1,880,314	—	$93,569

Thomas J. Pellerito
Accelerated vesting of annual bonus awards (1)	$250,000	$250,000	$250,000	—	$250,000	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	—	—	—
Accelerated vesting of LTIP awards (3)	—	—	—	—	$803,640	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	$32,682	$32,682	$32,682	$32,682	$32,682	—	$32,682
Total	$282,682	$282,682	$282,682	$32,682	$1,086,322	—	$32,682

Brad G. O’Connor
Accelerated vesting of annual bonus awards (1)	—	—	$93,000	—	$93,000	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$110,090	—	$110,090
Accelerated vesting of LTIP awards (3)	—	—	—	—	$225,023	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	$397,560
Accrued and unpaid vacation (6)	$16,526	$16,526	$16,526	$16,526	$16,526	—	$16,526
Total	$16,526	$16,526	$109,526	$16,526	$444,639	—	$524,176

David G. Valiaveedan
Accelerated vesting of annual bonus awards (1)	—	—	$72,500	—	$72,500	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	$91,595	—	$91,595
Accelerated vesting of LTIP awards (3)	—	—	—	—	$216,985	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	$359,617
Accrued and unpaid vacation (6)	$19,920	$19,920	$19,920	$19,920	$19,920	—	$19,920
Total	$19,920	$19,920	$92,420	$19,920	$401,001	—	$471,132

For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event includes:

(1)
Accelerated vesting of annual bonus awards. According to the Company’s bonus program’s policies and procedures, the fiscal 2012 performance-based bonus award is considered earned only if an NEO is on the payroll and employed by the Company on the date that it is scheduled to be paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. The values in the table represent 100% of the NEOs’ fiscal 2012 bonuses that were payable no later than January 15, 2013. Because Mr. Pellerito has reached age 58, any termination of his employment, other than for cause, would be considered a qualified retirement.

(2)
Accelerated vesting of equity awards. Under circumstances other than death, disability or qualified retirement, any unvested stock options and RSUs are cancelled in accordance with the Company’s stock option and RSU agreements.  Due to Mr. Pellerito's "retirement eligibility" under these agreements, all of Mr. Pellerito's outstanding options and RSUs are considered vested. The amounts in this table are calculated at the closing market price of the Company’s stock on October 31, 2012 ($4.30).

(3)
Accelerated vesting of LTIP awards. Except in the case of death or disability, LTIP participants who terminate prior to the end of the performance period (October 31, 2013) forfeit all of their LTIP awards.  Therefore, no amounts are shown under “Voluntary Termination.” Similarly, no amounts are shown under “Involuntary Termination” except in the case of death or disability.  In the case of death prior to the end of the performance period, the participant is eligible to receive a prorated award payable in January 2014.  In the case of disability, the participant is eligible to receive a prorated award in accordance with the following schedule: (1) 50% of the award will become vested on October 31, 2013 and payable in January 2014, (2) 30% of the award will become vested on October 31, 2014 and payable in January 2015 and (3) 20% of the award will become vested on October 31, 2015 and payable in January 2016.  The values in the “Death or Disability” column represent two-thirds of the NEOs’ LTIP award based on performance through October 31, 2012 and, for the stock portion, based on the closing market price of the Company’s stock on October 31, 2012 ($4.30).

(4)
Contractual Disability and Death Payment. The Company has an agreement with Mr. Hovnanian which provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million.

(5)
Change in Control. Following the end of fiscal 2011, the Company entered into change in control agreements with Messrs. O’Connor and Valiaveedan.  Such agreements provide that if, within two years of the occurrence of a change in control, the NEO is involuntarily terminated other than for cause or the NEO terminates for good reason (a material reduction in duties, title or responsibilities or any reduction in base salary), the NEO, upon execution of the Company’s standard release, would receive a lump sum cash payment equal to one year’s annual base salary plus the average of the last three year’s bonuses and become 100% vested in all outstanding stock options, RSUs and deferred shares granted prior to the change in control, to the extent not previously vested.  In addition, if the change in control occurs following the end of the LTIP performance period (October 31, 2013), the unpaid cash and stock portions of the LTIP award will continue to be paid to the NEO on the scheduled payout dates.  The amounts in the table reflect the additional payments that Messrs. O’Connor and Valiaveedan would have received had a change in control occurred and Messrs. O’Connor’s and Valiaveedan’s employment were terminated involuntarily other than for cause or for good reason on the last business day of the fiscal year.  Neither of these agreements provide for excise tax gross-ups.

(6)	Accrued and Unpaid Vacation. Represents accrued but unpaid vacation payable upon termination for any reason. Mr. Hovnanian does not accrue vacation.

For purposes of this table, the following programs were also considered.

•	Base salary continuation plan payments. The Company does not maintain such plans.

•	Contractual disability/death payments. Only Mr. Hovnanian has this arrangement, which is described under footnote (4) above.

•
Other perquisites and benefits. Except as noted above, there are no existing severance arrangements or policies which would extend perquisites or other benefits to the NEOs upon a triggering event that would not otherwise be also available to any employee of the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Committee annually reviews the compensation program for directors who are not employees of the Company and makes recommendations to the Board of Directors for their approval. The Committee has periodically engaged PM&P to conduct independent, comprehensive reviews of non-employee Director compensation, including a review of Director compensation for the Peer Group which PM&P last conducted in 2010.  After consideration of the compensation philosophy, the historical and marketplace compensation values and practices for Director compensation, as well as the anticipated Director time commitments and value added activities for fiscal 2012, the Committee recommended, and the Board of Directors approved, the continuation for fiscal 2012 of the annual retainers and meeting fees at the same levels as fiscal 2011.  These retainer and meeting fee levels have remain unchanged since fiscal 2005.

Prior to fiscal 2012, non-employee Directors generally received an annual grant consisting of a fixed number of 15,000 stock options with an additional 6,000 stock options for each committee on which a Director served.  In fiscal 2011, however, due to the limited share reserves under the 2008 Plan, non-employee Directors received an annual grant consisting of a fixed number of 13,500 stock options and 500 RSUs with an additional 5,400 stock options and 200 RSUs for each committee on which a Director served.  In May 2012, the Committee reviewed and determined the level of annual and committee equity grants.  The Committee considered the grant date fair value of equity grants in comparison with historical grant values, information on general industry and Peer Group director compensation levels and practices, including a comprehensive review of non-employee Director compensation for the Peer Group prepared by the Company’s compensation department, and the added value and guidance the non-employee Directors provided in the strategic decisions concerning the Company’s capital structure and refinancing of the Company’s debt.   Based on these factors, the Committee recommended and the Board of Directors approved for fiscal 2012, the adoption of a fixed value approach for Director equity awards, which is described below.  The fixed value approach is a majority practice among general industry companies and is intended to avoid significant fluctuations in non-employee Director compensation from year-to-year.  The total value of non-employee Director stock and stock option awards for fiscal 2012 was near the median of the Peer Group.

In May 2012, the Committee also authorized the amendment of the Executive Deferred Compensation Plan (“EDCP”) to allow for Director deferrals of retainers, meeting fees and restricted share units, including a choice to defer such compensation until termination from the Board of Directors.  Deferrals of stock retainers had been previously authorized under the EDCP.

Below is a summary of non-employee Director compensation for fiscal 2012:

•	Annual retainer of $40,000 with an additional retainer of $20,000 for each committee on which a Director serves (each paid 100% in cash);

•
Annual fixed value restricted share unit award valued at $50,000 for each Director plus an additional $15,000 for each committee on which a Director serves, based on the closing stock price on the date of grant, provided that, for fiscal 2012, Directors were given the opportunity to elect prior to the grant date to receive stock options in lieu of restricted share units at a ratio 1.4 stock options per restricted share unit.

•	Meeting fees of $3,000 per board meeting held in person, $2,000 per telephonic board meeting, $5,000 per committee meeting held in person and $2,500 per telephonic committee meeting.

For fiscal 2013, the Committee determined that the amounts of the annual and committee retainer payments to non-employee Directors would remain the same but that, at each non-employee Director’s election, such payments may be made either 50% in cash and 50% in stock or 100% in cash.  The Committee also determined that meeting fees would remain the same for fiscal 2013.  In addition, the Committee determined that, for fiscal 2013, each Director would receive an annual fixed value restricted share unit award valued at $50,000 plus an additional $15,000 for each committee on which the Director serves, based on the closing stock price on the date of grant, provided that, Directors will be given the opportunity to elect prior to the grant date to receive an equivalent value of stock options in lieu of restricted share units.

For additional information related to non-employee Director compensation, please also refer to the “Director Compensation for Fiscal 2012” table below.

In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee also established the second Friday in January of each year as the date for payment of the non-employee Director annual and committee retainers and the date for establishment of the stock price for purposes of calculation of the stock portion of the non-employee Director annual and committee retainers. The Committee also established the second Friday in June as the date of the annual stock option and RSU grants for all non-employee Directors of the Company, which is the same as the grant date for all employees. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.  Exercise prices of stock options granted to non-employee Directors were set at the closing price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

The Board of Directors of the Company has adopted stock ownership guidelines, recommended by the Committee, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the Company’s non-employee Directors.  The guidelines provide that non-employee Directors are requested to achieve and maintain stock ownership amounts which equal 2x the total value of their annual retainer exclusive of any committee retainers (which represents $80,000 in total) within 5 years after they become subject to the guidelines. Under the policy, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the New York Stock Exchange, so long as the non-employee Director does not sell any portion of the share amounts which were originally included in determining that the recommended thresholds were met.

On an annual basis, the Committee reviews adherence to the Company’s stock ownership guidelines, which are incorporated into the Company’s Corporate Governance Guidelines. The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of non-employee Directors with those of its stockholders.  As of January 22, 2013, all incumbent, non-employee Directors were in compliance with these stock ownership guidelines.

The following table summarizes the compensation of the Company’s non-employee Directors related to their services in fiscal 2012.

Director Compensation for Fiscal 2012

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert B. Coutts	$94,000	$65,001	$—	—	—	—	$159,001
Edward A. Kangas	$201,500	$94,999	$—	—	—	—	$296,499
Joseph A. Marengi	$89,000	$65,001	$—	—	—	—	$154,001
John J. Robbins	$134,000	$—	$74,991	—	—	—	$208,991
Stephen D. Weinroth	$206,500	$—	$109,600	—	—	—	$316,100

(1)
“Fees Earned or Paid in Cash” Column. The amounts in this column represent the combined value of fiscal 2012 annual retainer and meeting fees paid in cash as shown below. For a full description of the annual retainer and meeting fees, share awards and stock option awards to non-employee directors, see the discussion preceding this table.

Total Fees Earned and Paid in Cash (Supplemental Table)

Name	FY12 Meeting Fees (a)	FY12 Annual Retainer Fees Cash Payment (represents 100% of the total Annual Retainer Fees)	Cash Total
Robert B. Coutts	$34,000	$60,000	$94,000
Edward A. Kangas	$101,500	$100,000	$201,500
Joseph A. Marengi	$29,000	$60,000	$89,000
John J. Robbins	$74,000	$60,000	$134,000
Stephen D. Weinroth	$106,500	$100,000	$206,500

(a)
FY12 Meeting Fees include fees due to the Audit Committee members for Audit Committee Earnings Press Release and Form 10-Q telephonic meetings that occurred between the third quarter of fiscal 2010 through the first quarter of fiscal 2012.  Such payments had not been paid to the Audit Committee members in prior years.  The amounts related to prior years are $30,000, $35,000 and $32,500 for Messrs. Kangas, Robbins and Weinroth, respectively.

(2)
“Stock Awards” Column. The amounts in this column represent the aggregate grant date fair value of RSUs awarded in fiscal 2012 and are computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

Grant Date Fair Value for the Total RSUs Granted to Non-Employee Directors in Fiscal 2012 (Supplemental Table)

Name	Grant Date	Number of RSUs Granted (a)	Total Grant Date Fair Value of RSUs
Robert B. Coutts	06/08/2012	30,093	$65,001
Edward A. Kangas	06/08/2012	43,981	$94,999
Joseph A. Marengi	06/08/2012	30,093	$65,001
John J. Robbins	—	—	$—
Stephen D. Weinroth	—	—	$—

(a)
For fiscal 2012, non-employee Directors were granted RSUs valued at $50,000 on the grant date for serving on the Company’s Board of Directors and additional RSUs valued at $15,000 on the grant date for each Board committee on which the non-employee Director served provided that Directors were given the opportunity to elect prior to the grant date to receive options to purchase shares of Class A Common Stock in lieu of RSUs at a ratio 1.4 stock options per RSU.

(3)
“Option Awards” Column. The amounts in this column reflect options to purchase shares of Class A Common Stock awarded in fiscal 2012 and are based on the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 15 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

The following table discloses the grant date fair value (based on Black-Scholes option pricing model) for the total stock options granted to non-employee Directors in fiscal 2012:

Grant Date Fair Value for the Total Stock Options Granted to Non-Employee Directors in Fiscal 2012
(Supplemental Table)

Name	Grant Date	Number of Options Granted (a)	Total Grant Date Fair Value of Options
Robert B. Coutts	—	—	$—
Edward A. Kangas	—	—	$—
Joseph A. Marengi	—	—	$—
John J. Robbins	06/08/2012	42,130	$74,991
Stephen D. Weinroth	06/08/2012	61,573	$109,600

(a)
For fiscal 2012, non-employee Directors were given the opportunity to elect prior to the grant date to receive options to purchase shares of Class A Common Stock in lieu of RSUs at a ratio of 1.4 stock options per RSU.

The following table shows all unexercised stock options and unvested RSUs that each of the non-employee directors held at the end of fiscal 2012:

Outstanding Non-Employee Director Equity Awards at Fiscal 2012 Year-End (Supplemental Table)

		OPTION AWARDS						STOCK AWARDS
Name	Grant Date (a)	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (b)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)
Robert B. Coutts	06/13/08	7,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	21,000	$36,750	—	$0	$2.55	06/11/19	—	$—
	06/11/10	21,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	18,900	$44,793	—	$0	$1.93	06/09/21	—	$—
	06/08/12	—	$0	—	$0	$2.16	06/07/22	30,093	$129,400

Edward A. Kangas	06/13/08	11,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	33,000	$57,750	—	$0	$2.55	06/11/19	—	$—
	06/11/10	33,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	29,700	$70,389	—	$0	$1.93	06/09/21	—	$—
	06/08/12	—	$0	—	$0	$2.16	06/07/22	43,981	$189,118

Joseph A. Marengi	06/13/08	7,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	21,000	$36,750	—	$0	$2.55	06/11/19	—	$—
	06/11/10	14,000	$0	7,000	$0	$4.73	06/10/20	—	$—
	06/10/11	6,300	$14,931	12,600	$29,862	$1.93	06/09/21	466	$2,004
	06/08/12	—	$0	—	$0	$2.16	06/07/22	30,093	$129,400

John J. Robbins	06/13/08	7,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	21,000	$36,750	—	$0	$2.55	06/11/19	—	$—
	06/11/10	21,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	18,900	$44,793	—	$0	$1.93	06/09/21	—	$—
	06/08/12	42,130	$90,158	—	$0	$2.16	06/07/22	—	$—

Stephen D. Weinroth	06/13/08	11,000	$0	—	$0	$6.46	06/12/18	—	$—
	06/12/09	33,000	$57,750	—	$0	$2.55	06/11/19	—	$—
	06/11/10	33,000	$0	—	$0	$4.73	06/10/20	—	$—
	06/10/11	29,700	$70,389	—	$0	$1.93	06/09/21	—	$—
	06/08/12	61,573	$131,766	—	$0	$2.16	06/07/22	—	$—

(a)
Stock options vest one-third per year beginning on the first anniversary of the date of grant. If prior to the stock option termination date the non-employee Director ceases to be a member of the Board of Directors due to death, disability or Retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable.  RSUs vest one-third per year beginning on the first anniversary of the date of grant; provided, however, that, if the non-employee Director ceases to be a member of the Board of Directors due to death, disability or Retirement, but only if such Retirement occurs on or after the first anniversary of the date of the grant, the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable.  “Retirement” is defined as termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of Service to the Company immediately preceding such termination.  All stock option and RSU grants were made in the form of Class A Common Stock. Currently, Messrs. Coutts, Kangas, Robbins and Weinroth qualify for accelerated vesting on the basis of their eligibility for retirement and, therefore, all options granted to these Directors are treated as immediately vested, and all RSUs are treated as vested on the first anniversary of the grant date for the purposes of this table.

(b)	Based on the difference between the closing market price of the Company’s Class A Common Stock on the NYSE at October 31, 2012 and the exercise price of the options.

THE AUDIT COMMITTEE

Membership, Independence, & Qualifications

For fiscal 2012, Messrs. Kangas, as Chairman, Robbins and Weinroth were the members of the Audit Committee.  The Company’s Board of Directors has determined that each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC, and an “audit committee financial expert” in accordance with SEC regulations. With regard to Mr. Kangas, the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries. With regard to Mr. Robbins, the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, which includes specialization in homebuilding companies. With regard to Mr. Weinroth, the Board of Directors considered his many years of experience as a Managing Member or partner in several merchant and investment banking companies, which are very valuable to the Company as it continues to evaluate its debt profile and capital structure and various financing and refinancing alternatives.

Responsibilities of the Audit Committee & Charter

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which is available on the Company’s public website, www.khov.com, under “Investor Relations/Corporate Governance.”

Policies & Procedures Established By Audit Committee

In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or other audit, review, or attest services. The Company’s independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.

In fiscal year 2003, the Audit Committee established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A.07(c)(iii) of the NYSE Corporate Governance Rules. These procedures are discussed in the Company’s Code of Ethics (Section IV.G.) which is available on the Company’s public website at www.khov.com under “Investor Relations/Corporate Governance.”

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has also established procedures for the pre-approval of audit and permitted non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on November 13, 2012.

As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.

In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2012, there are four categories of services that have received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.

The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

THE AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2012 with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:

•	the overall scope and plans for such accounting firm’s respective audits of the Company,

•	such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles,

•
such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board concerning independence and received by the Company, and

•
such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. I. AU Section 380), as adopted by the Public Company Accounting Oversight Board, which we refer to as the PCAOB, in Rule 3200T, other standards of the PCAOB, rules of the Securities and Exchange Commission, and other applicable regulations.

The Audit Committee, under the Audit Committee Charter, reviews with management the Company’s annual audited financial statements and quarterly financial statements prior to their being filed with the SEC. The Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

AUDIT COMMITTEE

Edward A. Kangas, Chair
John J. Robbins
Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2012 and 2011 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2012 and 2011, the audit of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2012 and 2011, or for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, were $2,308,300 and $2,721,000, respectively. There were no fees billed by Ernst & Young LLP in fiscal 2012 for these audit services.  The aggregate fees billed by Ernst & Young LLP in fiscal 2011 for these audit services were $208,000.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP in both fiscal 2012 and 2011 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $2,000. These fees were for electronic access to the Deloitte & Touche LLP Technical Library. There were no fees billed by Ernst & Young LLP in either of fiscal 2012 and 2011 for these audit-related services.

Tax Fees

The aggregate fees billed by Deloitte & Touche LLP in fiscal 2012 and 2011 for professional services rendered for tax compliance, tax advice and tax planning were $7,900 and $22,000, respectively. The aggregate fees billed by Ernst & Young LLP in each of fiscal 2012 and 2011 for these tax services were $33,000 and $38,000, respectively.

All Other Fees

There were no fees billed for products and services provided by Deloitte & Touche LLP or by Ernst & Young LLP in either of fiscal 2012 and 2011 other than the services described above.

Pre-Approval Policies and Procedures

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. For a discussion of the Audit Committee’s pre-approval policies and procedures, see “The Audit Committee” above.

PRINCIPAL ACCOUNTANT INDEPENDENCE

The Audit Committee has determined that the provision of all non-audit services performed by Deloitte & Touche LLP and Ernst & Young LLP were compatible with maintaining the independence of each firm.

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee is primarily responsible for reviewing the Company’s existing Corporate Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.

In accordance with promoting strong corporate governance, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers. The Company has also adopted Corporate Governance Guidelines.

The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under “Investor Relations/Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Corporate Governance Guidelines (including the Related Person Transaction Policy) and Charters of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected to preside at these executive sessions by the directors in attendance.

Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Following this Annual Meeting and, assuming the election of all the director nominees, members of the non-employee Director group will include: Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth. All such non-employee Directors are “independent” in accordance with NYSE rules and as defined under the Company's Certificate of Incorporation. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

OVERSIGHT OF RISK MANAGEMENT

The Company is exposed to a number of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s Executive Vice President and Chief Financial Officer, Mr. Sorsby (who is himself a member of the Board of Directors), is directly responsible for the Company’s Enterprise Risk Management function and reports both to the President, Chief Executive Officer and Chairman and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with members of senior management, including the Vice President — Corporate Counsel, Vice President — Risk Management, Vice President — Human Resources, Vice President — Chief Information Officer, Vice President — Audit Services, including persons performing the functions of such officers, and others.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s Enterprise Risk Management function. In that regard, the CFO meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise them of their discussions with the CFO regarding the Company’s Enterprise Risk Management efforts. Finally, the CFO reports directly to the Board of Directors on at least an annual basis to apprise them directly of the Company’s Enterprise Risk Management efforts.

By design, the Company’s compensation program for executive officers does not incentivize excessive risk-taking. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. The remaining elements of executive officer compensation have the following risk-limiting characteristics:

•	We do not provide guaranteed bonuses, nor have we awarded excessively large equity grants with unlimited upside but no downside risk;

•	In recent years when ROACE bonuses were not attainable, bonuses based on net debt or EBITDA improvements have been capped based on specific dollar amounts;

•	We maintain a balanced portfolio between long-term and short-term; fixed and variable; and cash and equity in our compensation program;

•	A variety of performance measures are used in our short-term and long-term incentive plans;

•	We do not provide lucrative severance packages or any supplemental pension plans;

•
A large portion of our compensation program is tied to long-term and sustained company performance, and our LTIP grant requires a two-year holding period for full vesting even after awards are earned after a three-year performance period;

•	Our incentive plans are not tied to formulas that could focus executives on specific short-term outcomes to the detriment of long-term results;

•	The Compensation Committee reserves the right to apply negative discretion to bonus amounts calculated under the bonus formulas;

•	Our CEO, CFO and COO are subject to our stock ownership and holding guidelines, discussed on page 36; and

•	Our compensation programs do not provide high or inappropriate pay opportunities compared to our Peer Group and broad-based compensation survey data.

LEADERSHIP STRUCTURE

From 1997 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. This structure reflected the continuing strong leadership, energy and passion brought to the Board of Directors by our founder, Mr. Kevork Hovnanian, and the day-to-day management direction of the Company under Mr. Ara Hovnanian as President and CEO. Following the death of Mr. K. Hovnanian in September 2009, the Board of Directors appointed Mr. A. Hovnanian to the additional position of Chairman, believing that his more than 30 years of service to the Company, vast industry experience and close relationship with our founder uniquely qualified him for this role. The Board of Directors believes that combining these positions under Mr. A. Hovnanian’s leadership has enabled him to carry on the tradition of a strong leader that has always marked this family-controlled company and to successfully navigate the Company through the current challenging economic environment, as well as any future challenges.  In the view of the Board of Directors, this leadership structure also enables the Board of Directors to better fulfill its risk oversight responsibilities, as described above under “Oversight of Risk Management.”

Although the Board of Directors has not formally designated a lead independent Director, Mr. Kangas, the chairman of the Audit Committee, serves as the Director to whom correspondence may be directed on behalf of both the Board of Directors and the non-employee Directors, as described above under “Corporate Governance” beginning on page 58.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Corporate Governance Guidelines and its Code of Ethics.

The Related Person Transaction Policy provides that all Related Person Transactions (as defined in the Related Person Transaction Policy) covered by the Related Person Transaction Policy and involving a director, director nominees, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance and Nominating Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction to the Company’s Corporate Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance and Nominating Committee and will advise the Corporate Governance and Nominating Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s Corporate Counsel will document all non-reportable and reportable Related Person Transactions.

In reviewing Related Person Transactions for approval or ratification, the Corporate Governance and Nominating Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit (or lack thereof) to the Company;

•	opportunity costs of alternate transactions;

•	the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person; and

•
with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee; (2) independence under the Company’s Certificate of Incorporation; (3) status as an “outside director” under Section 162(m) of the Internal Revenue Code if such non-employee director serves on the Compensation Committee; or (4) status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves on the Compensation Committee.

The Corporate Governance and Nominating Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

•	the Company was or is to be a participant;

•	the amount involved exceeds $120,000; and

•	any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available as part of our Corporate Governance Guidelines on our website at www.khov.com under “Investors Relations/Corporate Governance.”

Related Person Transactions

The related transactions discussed below were entered into prior to the adoption of our Related Person Transaction Policy and were approved by the Board of Directors.

During the year ended October 31, 2003, we entered into an agreement (as subsequently amended) to purchase land in California for approximately $31.4 million from an entity that is owned by Hirair Hovnanian, a family relative of our Chairman of the Board and Chief Executive Officer. As of October 31, 2012, we have an option deposit of $3.0 million related to this land acquisition agreement. In accordance with ASC 810-10, we no longer have any balance consolidated under “Consolidated inventory not owned” in the Consolidated Balance Sheets. Neither the Company nor the Chairman of the Board and Chief Executive Officer has a financial interest in the relative’s company from whom the land was purchased.

The following transactions were reviewed, approved and ratified by the Board of Directors or by the Corporate Governance and Nominating Committee in accordance with our Related Person Transaction Policy:

During the fiscal years ended October 31, 2012, 2011 and 2010, an engineering firm owned by Tavit Najarian, a relative of our Chairman of the Board and Chief Executive Officer, provided services to the Company totaling $0.9 million, $1.0 million and $1.3 million, respectively. Neither the Company nor the Chairman of the Board and Chief Executive Officer has a financial interest in the relative’s company from whom the services were provided.

During the fiscal years ended October 31, 2011 and 2010, a real estate development firm owned by Mazin Kalian, a relative of our Chairman of the Board and Chief Executive Officer, provided consulting services to the Company totaling less than $0.1 million and $0.2 million, respectively, including significant travel related expenses.  The consulting services consisted primarily of negotiations, community design and cost analysis on a potential joint venture.   During the fiscal year ended October 31, 2012, there were no consulting services provided.  Neither the Company nor the Chairman of the Board and Chief Executive Officer has or had a financial interest in the relative’s company from whom the services were provided.

In November 2012, one of our joint ventures in which we have a 50% interest sold an option to acquire a parcel of land for approximately $5.5 million. The total cost to the buyer was approximately $11.1 million and on which the commission was paid. The son of Mr. Pellerito, one of our executive officers, was employed by the brokerage firm that handled the transaction and received $145,710 as a commission in connection with the transaction.  Mr. Pellerito did not have a financial interest in the brokerage firm involved in the transaction nor did he receive any portion of the commission paid to his son.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 12, 2013

Our 2013 proxy statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2012 (which is not deemed to be part of the official proxy soliciting materials), proxy cards (for Class A Common Stock shareholders and registered Class B Common Stock shareholders) and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.

For information on how to obtain directions to the Company’s 2013 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation

The solicitation of proxies is being made by our Board of Directors on our behalf primarily through the internet and by mail, but directors, officers, employees, and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting

Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein, in favor of the ratification of the selected independent registered public accounting firm, in favor of amending the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, in favor of amending the Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock, and in favor of the compensation of the Company’s named executive officers, and as recommended by the Board of Directors. All proxies will be voted as specified.

Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes (except as provided below). Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority of the votes cast. All votes will be certified by the Inspectors of Election, who are employees of the Company. Abstentions and broker non-votes will have no effect on the vote for proposal one and proposal five because such shares are not considered votes cast. Abstentions will have no effect on the vote for proposals two, three and four because such shares are not considered votes cast. Brokers may vote shares with respect to proposals two, three and four in the absence of client instructions and thus there will be no broker non-votes with respect to proposals two, three and four.

Notwithstanding the foregoing, the Company’s Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the Certificate of Incorporation) or any Permitted Transferee (as defined in the Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed, and received not less than 3 nor more than 20 business days prior to March 12, 2013. Proxy cards should be mailed to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, N.Y. 11717.

Additional Matters

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2014 proxy statement must submit such proposal to us at our principal executive offices to the attention of our Secretary no later than the close of business on September 28, 2013.

Our restated bylaws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than 120 days prior to the first anniversary of the 2013 Annual Meeting (November 12, 2013) but not later than 90 days prior to such anniversary date (December 12, 2013), provided, however, that in the event that the date of the 2014 annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our restated bylaws have other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting.

By Order of the Board of Directors HOVNANIAN ENTERPRISES, INC.
Red Bank, New Jersey
January 28, 2013

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 11, 2013 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51488-P31988 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:	**For**	**Against**	**Abstain**
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Vote on Proposals	**For**	**Against**	**Abstain**
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.	☐	☐	☐
3. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.	☐	☐	☐
4. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock.	☐	☐	☐
5. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

6. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Hovnanian Enterprises, Inc.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 11, 2013 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51490-P31988 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Vote on Proposals	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.	☐	☐	☐
3. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.	☐	☐	☐
4. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock.	☐	☐	☐
5. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐
6. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.			

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Hovnanian Enterprises, Inc.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if your mailed proxy card is received not less than 3 nor more than 20 business days prior to March 12, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51492-P31988 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Director's recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Vote on Proposals	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.	☐	☐	☐
3. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.	☐	☐	☐
4. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock.	☐	☐	☐
5. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

6. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

HOVNANIAN ENTERPRISES, INC.
ANNUAL MEETING FOR HOLDERS AS OF 1/22/13
TO BE HELD ON 3/12/13

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand.

To vote by Mail

1) Check the appropriate boxes on the voting instruction form below.
2) Sign and date the voting instruction form.
3) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51494-P31904

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following material is available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.	☐	☐	☐
3. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.	☐	☐	☐
4. Approval of an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock.	☐	☐	☐
5. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐
6. Consideration of such other business as may properly come before the Annual Meeting and any adjournments thereof.			

By signing below, the undersigned certifies that (A) with respect to ______ of the shares represented by this voting instruction card, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined In paragraph 4(A)(i) of paragraph FOURTH of the Company's Amended Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this voting instruction card, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this voting instruction card have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope. This voting instruction card must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date